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                                                                   EXHIBIT 10.22
                                  CONFIDENTIAL
                         INTERACTIVE MARKETING AGREEMENT

         This amended and restated Interactive Marketing Agreement (the "Agreement"), made and entered into on September 1, 1999, but for all purposes of this Agreement deemed to be effective as of July 1, 1999 (the "Effective Date"), is between America Online, Inc. ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and 800-FLOWERS.COM, Inc. ("1-800-FLOWERS" or "MP"), a New York corporation, with offices at 1600 Stewart Avenue, Westbury, NY 11590. AOL and 1-800-FLOWERS may be referred to individually as a "Party" and collectively as the "Parties." This Agreement is intended to amend and restate in their entirety (i) that certain Interactive Marketing Agreement between the Parties dated May 1, 1997 and (ii) that certain additional Interactive Marketing Agreement dated as of January 1, 1998 between the Parties (collectively, the "Original IMAs"). Upon the Effective Date, the Original IMAs shall be terminated and of no further force and effect.

                                  INTRODUCTION

         Each of AOL and 1-800-FLOWERS desires to enter into an interactive marketing relationship whereby AOL shall promote and distribute interactive sites referred to (and further defined) herein as the Affiliated 1-800-FLOWERS Sites. This relationship is further described below and is subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of the Agreement shall be as defined on Exhibit B attached hereto.

                                      TERMS

1.       PROMOTION, DISTRIBUTION AND MARKETING.

         1.1. AOL PROMOTION OF AFFILIATED 1-800-FLOWERS SITES. AOL shall provide 1-800-FLOWERS with the promotions for the Affiliated 1-800-FLOWERS Sites described on Exhibit A hereto. Subject to 1-800-FLOWERS' approval (which shall not be unreasonably withheld), AOL shall have the right to fulfill its promotional commitments with respect to any of the foregoing promotions by providing 1-800-FLOWERS with comparable promotional placements in appropriate alternative areas of the same AOL Properties; PROVIDED, HOWEVER, that unless otherwise agreed upon by the Parties, any such comparable promotional placements shall be within the same Tier as the promotions for which such comparable promotional placements are being substituted. In addition, if AOL is unable to deliver any particular promotion, AOL shall work with 1-800-FLOWERS to provide 1-800-FLOWERS, as its sole remedy, with a comparable promotional placement (i.e., a placement which is not less valuable, in terms of the applicable CPM, than the promotion being replaced) within the same Tier (as described on Exhibit A to this Agreement). AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL Network at any time. In the event such modifications materially and adversely affect any specific promotion, AOL shall work with 1-800-FLOWERS to provide 1-800-FLOWERS, as its sole remedy, a comparable promotional placement in the same Tier as the promotion being replaced. The promotions described on Exhibit A and any comparable promotions provided herein shall be referred to as the "Promotions." On a periodic basis (but in no event less than quarterly), the Parties shall review and modify, as applicable, the promotional plan for the Promotions in a continuing effort to have a current and effective promotional plan. In addition, in order to expand 1-800-FLOWERS' exposure on the AOL Network beyond the AOL-Controlled Areas, (i) AOL shall use commercially reasonable efforts to assist 1-800-FLOWERS in establishing promotional, marketing, advertising and/or distribution relationships with AOL's Content providers to permit 1-800-FLOWERS to be the provider


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                  to or through such entities of the Products described on
                  Exhibit D hereto and (ii) the Parties shall work together in good faith to approach other entities (e.g., those entities in which AOL has an ownership interest) to promote, market and distribute the Products set forth on Exhibit D through such entities (the activities in clauses (i) and (ii) above, collectively, the "Promotional Activities"); PROVIDED, HOWEVER, that 1-800-FLOWERS shall have no obligation to enter into any such contractual arrangement. With respect to the Promotional Activities that result in a contractual relationship between 1-800-FLOWERS and any third party, AOL shall be entitled to receive a negotiated percentage (as agreed upon in good faith by the Parties) of the gross revenues (as defined in any such contract) and up-front payments (if any) made pursuant to any such arrangement. 1-800-FLOWERS hereby acknowledges and agrees that AOL does not guarantee that (x) any of the entities to be approached under this Section 1.1 will agree to enter into a contractual arrangement with 1-800-FLOWERS and/or (y) the terms and conditions of any such contractual arrangement into which any such entity may agree to enter will resemble in any respect the terms and conditions of this Agreement (including, without limitation, the promotion and exclusivity provisions hereof).

         1.2.     IMPRESSIONS COMMITMENT. During the Term, AOL shall deliver
                  *** Impressions to 1-800-FLOWERS through the Promotions (the "Impressions Commitment"). In the event that, by the end of any Year, AOL does not reach the Annual Impressions Target for such Year as set forth on Exhibit A hereto (a "Shortfall"), (i) such Shortfall shall not be deemed a breach of the Agreement by AOL, but instead shall be added to the Annual Impressions Target for the subsequent Year and
                  (ii) the Impressions Commitment shall be increased (subject to the AOL Setoff Right) by *** Impressions (the "Shortfall Penalty") for each Year in which any such Shortfall exists. With respect to the Annual Impressions Targets specified on Exhibit A, AOL shall not be obligated to provide Impressions in excess of any Annual Impressions Target in any Year. In the event AOL provides Impressions in excess of any Annual Impressions Target in any Year during the Initial Term (the "Excess Impressions"), AOL shall have the right to credit any such Excess Impressions (the "AOL Setoff Right") against any future Shortfall solely for purposes of determining the applicability of any Shortfall Penalty (e.g., AOL would have the right to credit *** of Excess Impressions in Year 1 against a Shortfall of *** in Year 3 such that AOL would not be required to pay any Shortfall Penalty due to such Year 3 Shortfall, and the remaining *** Excess Impressions would be available to credit against any Shortfall of up to *** Impressions in Year 4 solely for purposes of determining the applicability of any Shortfall Penalty in Year 4); PROVIDED, HOWEVER, that AOL will use commercially reasonable efforts to deliver the Impressions in accordance with the target amounts set forth on Exhibit A hereto. In the event that 1-800-FLOWERS requests that AOL reduce its promotional commitments hereunder in any Year of the Term, and as a result, AOL fails to satisfy the Annual Impressions Target in such Year, then AOL shall not be responsible for the delivery of such Shortfall, and the Impressions Commitment shall not be increased by the Shortfall Penalty. Within thirty (30) days following any Year of the Initial Term (other than the final Year thereof) in which there is a Shortfall in Impressions, the Parties shall meet to discuss the means by which AOL will attempt to rectify such Shortfall in the subsequent Year. In the event there is a shortfall in Impressions as of the end of the Initial Term (a "Final Shortfall"), AOL shall provide 1-800-FLOWERS (as 1-800-FLOWERS's sole remedy), during the greater of (x) the *** month period immediately following the expiration of the Initial Term or (y) the period in which it would require AOL to deliver the Final Shortfall to 1-800-FLOWERS at a rate not to exceed *** per month (collectively, the "Make-Whole Period") and as 1-800-FLOWERS' sole remedy, with comparable promotional placements for the same number of Impressions (equal to the Final Shortfall) in the same Tiers on the applicable

*** Confidential treatment has been requested for this portion pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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                  AOL Properties (as mutually agreed upon by the Parties);
                  PROVIDED that AOL shall not deliver to 1-800-FLOWERS more than *** Impressions of any such Final Shortfall in any one (1) month of the Make-Whole Period, unless otherwise agreed upon by the Parties.

         1.3. CONTENT OF PROMOTIONS. The Promotions for 1-800-FLOWERS shall link only to the Affiliated 1-800-FLOWERS Sites and shall promote only the Exclusive Products and any other Products that 1-800-FLOWERS is permitted to offer on the Affiliated 1-800-FLOWERS Sites pursuant to the terms of this Agreement ***. The specific 1-800-FLOWERS Content to be contained within the Promotions (including, without limitation, advertising banners and contextual promotions) (the "Promo Content") shall be determined by 1-800-FLOWERS, subject to AOL's technical limitations, the terms of this Agreement and AOL's then-applicable policies relating to advertising and promotions. 1-800-FLOWERS and AOL shall work together to develop a quarterly online marketing plan (which 1-800-FLOWERS shall submit to AOL in advance of each quarter during the Term for AOL's final review) with respect to the Affiliated 1-800-FLOWERS Sites. The Parties shall meet in person or by telephone at least monthly to review operations and performance hereunder, including a review of the Promo Content to ensure that it is designed to maximize performance. 1-800-FLOWERS shall consistently update the Promo Content no less than twice per month. Except to the extent expressly described herein (e.g., the Promotions as described on Exhibit A hereto), the specific form, placement, duration and nature of the Promotions shall be as determined by AOL in its reasonable editorial discretion (consistent with the editorial composition of the applicable screens).

2.       AFFILIATED 1-800-FLOWERS SITES.

         2.1. CUSTOMIZED AFFILIATED 1-800-FLOWERS SITES. 1-800-FLOWERS shall create, at its sole cost and expense, a customized Affiliated 1-800-FLOWERS Site for each of the AOL Properties, through which 1-800-FLOWERS can promote, advertise, market and complete transactions regarding the Products set forth on Exhibit D hereto (which interactive sites collectively shall be referred to herein as the "Affiliated 1-800-FLOWERS Sites"), and warrants that it also shall implement, at its own cost and expense, any appropriate infrastructure additions to the Affiliated 1-800-FLOWERS Sites to support the projected traffic growth on such Affiliated 1-800-FLOWERS Sites. Each Affiliated 1-800-FLOWERS Site shall be customized to comply with the co-branding requirements for the relevant AOL Property, as set forth on Exhibit I hereto.

         2.2. CONTENT. 1-800-FLOWERS shall make available through the Affiliated 1-800-FLOWERS Sites the comprehensive offering of Products and related Content (under "Brands" owned by 1-800-FLOWERS that are selected by 1-800-FLOWERS) described on Exhibit D. Except as mutually agreed in writing by the Parties and as otherwise permitted under Section 2.8.2(a)(iii) of this Agreement, the Affiliated 1-800-FLOWERS Sites shall contain only Content that is directly related to the Products listed on Exhibit D and shall not contain any third-party products, services, programming or other Content other than that within the categories set forth on Exhibit D. All sales of Products through the Affiliated 1-800-FLOWERS Sites shall be conducted through a direct sales format; 1-800-FLOWERS shall not promote, sell, offer or otherwise distribute any products through any format other than a direct sales format *** without the prior written consent of AOL. 1-800-FLOWERS shall review, delete, edit, create, update and otherwise manage all Content available on or through the Affiliated 1-800-FLOWERS Sites in accordance with the terms of this Agreement.

*** Confidential treatment has been requested for this portion pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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         2.3.     PRODUCTION WORK. Except as agreed to in writing by the Parties pursuant to Section 10 of Exhibit F hereto, 1-800-FLOWERS shall be responsible for all production work associated with the Affiliated 1-800-FLOWERS Sites, including all related costs and expenses.

         2.4. TECHNOLOGY. 1-800-FLOWERS shall take all reasonable steps necessary to conform its promotion and sale of Products through the Affiliated 1-800-FLOWERS Sites to the then-existing technologies identified by AOL which are optimized for the AOL Service (including, without limitation, any "quick checkout" tool which AOL may implement to facilitate purchase of Products by AOL Users through the Affiliated 1-800-FLOWERS Sites). AOL shall be entitled to require reasonable changes to the Content (including, without limitation, the features or functionality) within any linked pages of any Affiliated 1-800-FLOWERS Site to the extent such Content shall, in AOL's good faith judgment, adversely affect any operational aspect of the AOL Network. AOL reserves the right to review and test any Affiliated 1-800-FLOWERS Site from time to time to determine whether the site is compatible with AOL's then-available client and host software and the AOL Network.

         2.5. PRODUCT OFFERING. During the Term and subject to Section 2.2 of this Agreement, 1-800-FLOWERS shall use commercially reasonable efforts to ensure that the Affiliated 1-800-FLOWERS Sites include substantially all of the Products and other Content (including, without limitation, any features, offers, contests, functionality or technology) that are then made available by or on behalf of 1-800-FLOWERS through any Additional 1-800-FLOWERS Channel; PROVIDED, HOWEVER, that (i) such inclusion shall not be required where it is commercially or technically impractical to either Party (i.e., inclusion would cause either Party to incur substantial incremental costs) or where such inclusion is prohibited by the terms of
                  (a) this Agreement or (b) another agreement (in full force and effect on the Effective Date) to which 1-800-FLOWERS is a party, (ii) the specific changes in scope, nature and/or offerings required by such inclusion shall be subject to AOL's review and approval, and to the terms of this Agreement, and
                  (iii) in the event that 1-800-FLOWERS makes a special offer on any additional 1-800-FLOWERS Channel, then 1-800-FLOWERS shall use commercially reasonable efforts to offer a comparable Special Offer on the 1-800-FLOWERS Affiliated Sites.

         2.6. ***AND TERMS. During the Term and subject to Section 2.5, 1-800-FLOWERS shall ensure that: (i) the *** for the Merchandise Value of the Products in any Affiliated 1-800-FLOWERS Site *** the *** for the Merchandise Value of the Products or substantially similar Products offered by or on behalf of 1-800-FLOWERS through any Additional 1-800-FLOWERS Channel; and (ii) the terms and conditions related to Products offered on or through the Affiliated 1-800-FLOWERS Sites (when taken as a whole) are *** to the terms and conditions for the Products or substantially similar Products offered by or on behalf of 1-800-FLOWERS on or through any Additional 1-800-FLOWERS Channel.

         2.7. SPECIAL OFFERS/MEMBER BENEFITS. During the Term, 1-800-FLOWERS shall on a reasonably periodic basis (but in no event less than *** per quarter), promote throughout the Affiliated 1-800-FLOWERS Sites special offers exclusively available to AOL Members and/or AOL Users ("Special Offers"). Each Special Offer made available by 1-800-FLOWERS shall provide a substantial member benefit to AOL Users, either by virtue of a meaningful price discount, product enhancement, unique service benefit or other special feature. 1-800-FLOWERS shall provide AOL with reasonable prior notice of such Special Offers so that AOL can market the availability of such Special Offers in the manner AOL deems appropriate in its editorial discretion. 1-800-FLOWERS shall ensure that such Special Offers are *** when compared with

*** Confidential treatment has been requested for this portion pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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                  any other such offers made by or on behalf of 1-800-FLOWERS through any Additional 1-800-FLOWERS Channel during the same time the Special Offers are made available on the Affiliated 1-800-FLOWERS Sites; PROVIDED, HOWEVER, that the foregoing obligation shall not apply to a particular Special Offer to the extent that 1-800-FLOWERS cannot make such offer available due to the fact that such offer requires certain support technology from AOL which AOL cannot, or elects not to, provide. 1-800-FLOWERS shall use commercially reasonable efforts to provide an AOL Special Offer (to be mutually agreed upon by the Parties) during each year of the Term to new CompuServe 2000 members.

         2.8.     OPERATING STANDARDS; NON-COMPLIANT CONTENT.

                           2.8.1    1-800-FLOWERS TECHNICAL PROBLEM.
                  1-800-FLOWERS shall ensure that each of the Affiliated 1-800-FLOWERS Sites complies at all times with the standards set forth in Exhibit E hereto. In the event of (i) any 1-800-FLOWERS Technical Problem, AOL shall have the right to block AOL User access to the Affiliated 1-800-FLOWERS Site(s) affected by the 1-800-FLOWERS Technical Problem until such time as 1-800-FLOWERS cures such 1-800-FLOWERS Technical Problem. In the event that 1-800-FLOWERS fails to cure any such 1-800-FLOWERS Technical Problem within five (5) business days, (a) AOL shall have the right (in addition to any other remedies available to AOL hereunder (e.g., any blocking right)) to reduce (on a PRO RATA basis) the Annual Impressions Target for such Year (and for any subsequent Year, in the event that such 1-800-FLOWERS Technical Problem carries over from one Year to the next) until such time as 1-800-FLOWERS cures such 1-800-FLOWERS Technical Problem (and in such event, AOL shall be relieved of the proportionate amount of the Impressions Commitment corresponding to such reduction in Impressions) and (b) any revenue threshold(s) set forth in
                  Section 4 of this Agreement shall each be adjusted proportionately to correspond to such reduction in Impressions during the period of non-compliance (e.g., for each day such 1-800-FLOWERS Technical Problem exists beyond such initial five (5) business day period, the Impressions Commitment shall be reduced by 1/365 of the Impressions to be provided by AOL hereunder, and the relevant revenue threshold(s) also shall be reduced by such percentage). In the event that 1-800-FLOWERS fails to cure such 1-800-FLOWERS Technical Problem within thirty (30) days, AOL shall have the right to terminate this Agreement. Any Dispute regarding the existence of a 1-800-FLOWERS Technical Problem (or any cure thereof) shall be subject to the Dispute resolution provisions of Section 6 of this Agreement.

                           2.8.2    NON-COMPLIANT CONTENT.

                           (a) RESTRICTIONS ON CONTENT, SERVICES AND PRODUCTS ON
                  THE AFFILIATED 1-800-FLOWERS SITES. 1-800-FLOWERS shall ensure that each Affiliated 1-800-FLOWERS Site does not in any respect:

                           (i) promote, advertise or market the Products, services or Content of (a) any Interactive Service other than AOL or (b) except as not prohibited under Section 2.8.2(a)(iv), any entity reasonably construed to be in competition with any third party with which AOL has an exclusive or premier (i.e., exclusivity granted by AOL to more than one third party in a particular category) relationship;


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                           (ii)     distribute the Products, services or Content
                                    of any Interactive Service other than AOL;

                           (iii) promote, advertise, market, distribute or otherwise offer any Products, services or Content other than the Products, services or Content contained on Exhibits D or J hereto, except (a) in a manner whereby the Transaction Revenues generated by the Products, services and Content other than that contained on Exhibits D or J hereto (the "*** Products") shall not exceed *** (***) of the aggregate Transaction Revenues generated under this Agreement and (b) in accordance with the terms of Exhibit D hereto; or

                           (iv) contain any promotions, advertisements, marketing or links on the home pages of any 1-800-FLOWERS Affiliated Site in any way related to any of the *** Products with respect to which AOL has entered into an exclusive or premier arrangement with a third party prior to the date on which 1-800-FLOWERS begins to offer (on the relevant Affiliated 1-800-FLOWERS Site(s)) the Products, services or Content (as applicable) covered by such exclusive or premier relationship.

                           (b) VIOLATION; AOL BLOCKING RIGHT. In the event that
                  (x) AOL shall notify 1-800-FLOWERS of a violation of either of clauses (i) or (ii) of Section 2.8.2(a), AOL shall have the right to block AOL User access immediately to any relevant portion of the 1-800-FLOWERS Affiliated Site(s) (the "AOL Blocking Right") and 1-800-FLOWERS shall have five (5) business days (following such notice) to remove such non-compliant Products, services or Content (together with the non-compliant Products, services or Content set forth in clauses (iii) and (iv) of Section 2.8.2(a), collectively, the "Non-Compliant Content"). In the event that AOL shall notify 1-800-FLOWERS of a violation of either of clauses (iii) or
                  (iv) of Section 2.8.2(a) above, AOL may exercise its AOL Blocking Right in the event that 1-800-FLOWERS shall not have removed such Non-Compliant Content within five (5) business days following such notice. In connection with the exercise by AOL of its AOL Blocking Right, AOL shall use commercially reasonable efforts to block the minimum portion of any 1-800-FLOWERS Affiliated Site necessary to address the violation by 1-800-FLOWERS of the provisions of this Section 2.8.2.

                           (c) VIOLATION; RIGHT TO REDUCE ANNUAL IMPRESSIONS
                  TARGET AND IMPRESSIONS COMMITMENT. In the event that 1-800-FLOWERS fails to remove any such Non-Compliant Content within five (5) business days, (a) AOL shall have the right (in addition to any blocking right) to reduce the Annual Impressions Target *** for such Year (and for any subsequent Year, in the event that such Non-Compliant Content carries over from one Year to the next) until such Time as 1-800-FLOWERS corrects such Non-Compliant Content (and in such event, AOL shall be relieved of the proportionate amount of the Impressions Commitment corresponding to such decrease in promotion) and (b) any revenue threshold(s) set forth in
                  Section 4 of this Agreement shall each be adjusted proportionately to correspond to such decrease in Impressions and other obligations during the period of non-compliance (e.g., for each day beyond the five (5) business day cure period 1-800-FLOWERS fails to cure such Non-Compliant Content, the Impressions Commitment shall be reduced by *** of the Impressions to be provided by AOL hereunder, and the relevant revenue threshold(s) also shall be reduced by such percentage).

                           (d) VIOLATION; AOL RIGHT TO TERMINATE. In the event
                  that 1-800-FLOWERS fails to cure any such Non-Compliant Content within thirty (30) days, AOL shall have the right to terminate this Agreement.

*** Confidential treatment has been requested for this portion pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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

                           (e) DISPUTES. Any Dispute regarding the existence of
                  Non-Complaint Content (or any cure thereof) shall be subject to the Dispute resolution provisions of Section 6 of this Agreement.

         2.9. ADVERTISING SALES. Neither Party shall sell promotions, advertisements, links, pointers or similar services or rights through the Affiliated 1-800-FLOWERS Sites ("Advertisements") unless and until the Parties have mutually agreed upon a written advertising program whereby the Parties coordinate to establish advertising inventory space and shall share mutually agreed upon revenues generated from such advertising sales.

         2.10. TRAFFIC FLOW. 1-800-FLOWERS shall take reasonable efforts to ensure that AOL traffic is either kept within the applicable Affiliated 1-800-FLOWERS Site or channeled back into the AOL Network (with the exception of advertising links sold and implemented pursuant to the Agreement). The Parties shall work together on implementing mutually acceptable links from the Affiliated 1-800-FLOWERS Sites back to the AOL Service.

3.       AOL EXCLUSIVITY OBLIGATIONS.

         3.1 FRESH-CUT FLOWERS EXCLUSIVITY. To the extent provided for in this Section 3.1, 1-800-FLOWERS shall be the exclusive provider of fresh-cut flowers and Plants on the AOL Properties. AOL shall not promote, market or advertise the sale by any third-party of (or permit any third party to promote market or advertise the sale of) fresh-cut flowers on or through the AOL-Controlled Areas during the Fresh-Cut Flowers Exclusivity Period, nor shall AOL promote, market or advertise the sale by any third party of (or permit any third party to promote, market or advertise the sale of) any Plants on AOL.com and the AOL Service during the Fresh Cut Flowers Exclusivity Period. In addition, vis-a-vis the 1-800-FLOWERS Competitors, 1-800-FLOWERS shall be the exclusive provider of fresh-cut flowers and Plants on the AOL Properties. For purposes of this Section 3, the terms "promote", "market" and "advertise" shall include not only their customary meanings, but also any and all promotional linking and pointing. During the Fresh-Cut Flowers Exclusivity Period, AOL shall use commercially reasonable efforts to prevent any third party promoted or marketed by AOL (or to whom AOL sells advertising) on the AOL Properties, as may be permitted hereunder, from promoting, marketing or advertising fresh-cut flowers or Plants on the home pages of such third parties' affiliated Interactive Sites (if any).

         3.2 GARDENING EXCLUSIVITY. During the Gardening Exclusivity Period, AOL shall not (i) promote, market or advertise the sale by any third party (other than 1-800-FLOWERS) of the Gardening Products on or through the AOL Properties, nor (ii) permit any such third party to promote, market or advertise the sale of Gardening Products on or through the AOL Properties. In addition, prior to the expiration of the Gardening Exclusivity Period, AOL shall not enter into any agreement with any Gardening Competitor that contains, as a component thereof, the promotion, marketing or advertising by AOL of the sale of Gardening Products by any such Gardening Competitor (on the AOL Properties) during the Gardening Exclusivity Period. Prior to (and during) the Gardening Exclusivity Period, the Parties shall meet on a quarterly basis (or more frequent basis, as mutually agreed upon by the Parties) to discuss, among other things, the development of the 1-800-FLOWERS Online Gardening Channel. At such meetings prior to the Gardening Exclusivity Period, the Parties shall discuss the Gardening Products to be offered on the 1-800-FLOWERS Online Gardening Channel during such period, in an effort to optimize the range of Gardening Product categories to be offered on such channel as set forth on Exhibit J hereto. However, 1-800-FLOWERS shall make the final determination as to the

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                  Gardening Products it will offer on its Gardening Channel.
                  When AOL shall have removed from the AOL Properties all promotions, marketing and advertising related to the sale of Gardening Products, AOL shall notify 1-800-FLOWERS in writing (e.g., by e-mail) of such removal and the Gardening Exclusivity Period shall commence on October 31, 1999.
                  In the event that AOL shall not have provided 1-800-FLOWERS with such notice by October 31, 1999, then the Gardening Exclusivity Period shall be extended by one day for each day after October 31, 1999 in which AOL fails to provide 1-800-FLOWERS with such notice. 1-800-FLOWERS shall cause the 1-800-FLOWERS Online Gardening Channel (including, without limitation, substantially all of the Products and Content set forth on Exhibit J hereto) to be launched by October 31, 1999; PROVIDED, that for each day following October 31, 1999 in which 1-800-FLOWERS shall not have launched the 1-800-FLOWERS Online Gardening Channel, the Gardening Exclusivity Period shall be reduced by one (1) day. Any Dispute regarding the Gardening Exclusivity shall be subject to the Dispute resolution provisions of Section 6 of this Agreement.
                  During the Gardening Exclusivity Period, AOL shall use commercially reasonable efforts to prevent any third party promoted or marketed by AOL (or to whom AOL sells advertising) on the AOL Properties, as may be permitted herein, from promoting, marketing or advertising the sale of Gardening Products on the home pages of such third parties' affiliated Interactive Sites (if any).

         3.3      EXCEPTIONS. Notwithstanding anything to the contrary in this
                  Section 3 (and without limiting any actions which may be taken by AOL without violation of 1-800-FLOWERS' rights hereunder), no provision of this Agreement shall limit AOL's ability (on or off the AOL Network) to:

                     (i) undertake activities or perform duties pursuant to
                  existing arrangements with third parties that include (as a component thereof) the promotion, marketing or advertising of any Gardening Products, PROVIDED, HOWEVER, that AOL shall not (to the extent not contractually prohibited and to the extent within AOL's control) renew or otherwise extend any portion of any such agreement that relates to the sale, promotion, advertising or marketing of Gardening Products during the Gardening Exclusivity Period; PROVIDED, FURTHER, that AOL hereby represents that to the best of AOL's knowledge and the knowledge of each of the AOL Properties (as the case may be)
                  (a) as of the Effective Date, there are no existing arrangements to which AOL is a party that would have a material adverse effect on the Gardening Products exclusivity granted to 1-800-FLOWERS during the Gardening Exclusivity Period under this Agreement and (b) there are no agreements with any third party whose primary product line is gardening products that will not expire on or before October 31, 1999;

                     (ii) undertake or perform duties pursuant to any agreements to which AOL becomes a party subsequent to the Effective Date as a result of Change of Control, merger (where AOL is the surviving entity) or acquisition, PROVIDED, HOWEVER, that in the context of any agreements to which AOL becomes a party following the Effective Date, AOL (a) shall use commercially reasonable efforts to provide 1-800-FLOWERS with an opportunity during the applicable Exclusivity Period to bid for the right to sell the Exclusive Products on any new AOL property acquired by AOL and distributed through any AOL Property in connection with any such Change or Control, merger or acquisition and (b) shall not promote, market or advertise the Exclusive Products (or the sale of the Exclusive Products by any third party acquired pursuant to any such Change of Control, merger or acquisition) on the AOL Properties nor permit any third party to promote, market or advertise the Exclusive Products on the AOL-Controlled Areas;

                     (iii) promote, market or sell advertising to any third-
                  party (other than a 1-800-FLOWERS

                  Competitor (except as permitted by Section 3.3(viii) below)), PROVIDED that (a) AOL does not promote, market or advertise the Exclusive Products of any such third party on any of the AOL Properties nor permit any third party to promote, market or advertise the Exclusive Products on the AOL-Controlled Areas and (b) AOL shall use commercially reasonable efforts to ensure that such third parties do not promote, market or advertise the Exclusive Products on the home pages of such third parties' affiliated Interactive Sites;

                  (iv) enter into an arrangement with any third party for the primary purpose of acquiring incremental AOL Users whereby such party is allowed to promote or market products or services (other than on the AOL Properties) solely to the incremental AOL Users that are acquired as a result of such agreement;

                  (v) enter into any arrangement with any Full Service Home Improvement Partner, PROVIDED, that any such Full Service Home Improvement Partner shall only be permitted to sell, promote, market or advertise its Gardening Products on the Gardening Area (or any successor area) of the Shopping Channel (on each AOL Property) and in any gardening Content areas within any AOL Property so long as such third party promotes, markets or advertises its Gardening Products in combination with at least two (2) other lines of products;

                  (vi) create contextual links or editorial commentary
                  (provided that any third parties referenced in such contextual links or editorial commentary shall not have paid for any such references for the purpose of selling their Exclusive Products) relating to content describing the Exclusive Products or any third party marketer of the Exclusive Products;

                  (vii) promote, market or advertise the gardening content of any third party (including, without limitation, any Gardening Competitor but excluding any 1-800-FLOWERS Competitor) on the AOL Properties; PROVIDED, HOWEVER that (a) during the Gardening Exclusivity Period, such promotions, marketing or advertisements (1) promote gardening content, (2) do not promote the sale, directly or indirectly, of Gardening Products and (3) do not link to a commerce area of any such third party and (b) AOL shall not promote, market or advertise the Gardening Competitors in the Shopping Channel during the Gardening Exclusivity Period; or

                  (viii) enter into any agreement with any local merchant of fresh-cut flowers or Gardening Products on Digital City, PROVIDED that AOL shall not (a) promote, market or advertise any such fresh-cut flowers or Gardening Products on any of the other AOL Properties nor (b) promote, market or advertise any such local merchants within the national areas of Digital City; PROVIDED, FURTHER, that AOL shall use commercially reasonable efforts to ensure that such local merchants do not promote, market or advertise or sell fresh-cut flowers or Gardening Products on the national areas of Digital Cities(other than the local areas of Digital City) during the Exclusivity Period; PROVIDED, HOWEVER, that 1-800-FLOWERS acknowledges that an occasional, unintentional failure to comply with the foregoing obligation shall not be deemed a breach of this Agreement.

4. PAYMENTS.


   4.1. GUARANTEED PAYMENTS. During the Initial Term and while this Agreement is in full force and effect, 1-800-FLOWERS shall pay AOL a non-refundable guaranteed payment of Forty Two Million Dollars ($42,000,000) as follows:

          (i) Five Million Dollars (US$5,000,000) paid to AOL by 1-800-FLOWERS prior to the Effective Date;

          (ii) Five Million Dollars (US$5,000,000) to be paid to AOL no later than September 1, 1999;

          (iii)    One Million Five Hundred Thousand Dollars
                   (US$1,500,000), to be paid to AOL no later than September 30, 1999;

          (iv) One Million Dollars (US$1,000,000) to be paid to AOL no later than March 1, 2000;

          (v) Seven Million Three Hundred Seventy Five Thousand Dollars (US$7,375,000), to be paid on May 30, 2000;

          (vi) Seven Million Three Hundred Seventy Five Thousand Dollars (US$7,375,000), to be paid on May 30, 2001;

          (vii) Seven Million Three Hundred Seventy Five Thousand Dollars (US$7,375,000), to be paid on May 30, 2002; and

          (vii) Seven Million Three Hundred Seventy Five Thousand Dollars (US$7,375,000), to be paid on December 30, 2002.

   4.2.   SHARING OF TRANSACTION REVENUES.

                (i) BASE REVENUE SHARE. If at any time during the Initial
         Term, the aggregate amount of Transaction Revenues generated (excluding the amounts set fort hin clauses (ii) and (iii) of this Section 4.2) exceeds *** (the "Revenue Threshold"), then 1-800-FLOWERS shall pay AOL *** percent *** of the Transaction Revenues (the "Base Revenue Share") generated during the remainder of the Term. 1-800-FLOWERS shall pay all of the foregoing amounts on a quarterly basis within thirty (30) days following the end of the any such quarter in which the applicable Transaction Revenues above the Revenue Threshold were generated.

                (ii) INCREMENTAL YEAR 1 REVENUE SHARE. In addition to the Base Revenue Share, within thirty (30) days following the end of Year 1, 1-800-FLOWERS shall pay AOL an amount equal to (a) *** percent (***%) of all Transaction Revenues up to and including *** generated on the AOL Service and AOL.com during Year 1 PLUS (b) *** of all Transaction Revenues generated in excess of *** on the AOL Service and AOL.com during Year 1 (collectively, the Incremental Year 1 Revenue Share").

                (iii) INCREMENTAL YEAR 2 REVENUE SHARE. In addition to the Base Revenue Share, within thirty (30) days following the end of Year 2, 1-800-FLOWERS shall pay AOL an amount equal to (a) *** percent (***%) of all Transaction Revenues up to and including *** generated on the AOL Service and AOL.com during Year 2 PLUS (b) *** of all Transaction Revenues generated in excess of *** on the AOL Service and AOL.com during Year 2 (collectively, the Incremental Year 2 Revenue Share").

   4.3. LATE PAYMENTS; WIRED PAYMENTS. All amounts owed hereunder not paid when due and payable shall bear interest from the date such amounts are due and payable *** in effect at such time. Unless otherwise agreed upon by the Parties, all payments

*** Confidential treatment has been requested for this portion pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

          required hereunder shall be paid in immediately available, non-refundable U.S. funds wired to the "America Online" account, Account Number *** at The Chase Manhattan Bank, 1 Chase
          Manhattan Plaza, New York, NY 10081 (ABA: 021000021).

    4.4. AUDITING RIGHTS. 1-800-FLOWERS shall maintain complete, clear and accurate records of all expenses, revenues and fees in connection with the performance of this Agreement. For the sole purpose of ensuring compliance with this Agreement, AOL (or its representative) shall have the right to conduct a reasonable and necessary inspection of portions of the books and records of 1-800-FLOWERS which are relevant to the amounts payable by 1-800-FLOWERS pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days' prior written notice to 1-800-FLOWERS; PROVIDED, HOWEVER, that no such audit shall occur during the months of July or August in any Year, and AOL shall be limited to one (1) such audit per any Year of the Term, unless otherwise agreed upon by the Parties. AOL shall bear the expense of any audit conducted pursuant to this Section 4.4 unless such audit shows an error in AOL's favor amounting to a deficiency to AOL in excess of the greater of (i) *** of the actual amounts due and payable to AOL hereunder or (ii) ***, in which event 1-800-FLOWERS shall bear the reasonable expenses of the audit (not to exceed ***). 1-800-FLOWERS shall pay AOL the amount of any deficiency discovered by AOL within thirty (30) days after receipt of notice thereof from AOL, unless such amount is contested in good faith by 1-800-FLOWERS, in which case such Dispute shall be subject to the terms of Section 6 of this Agreement. In the event that 1-800-FLOWERS has good-faith grounds to question AOL's tracking and reporting of Impressions, 1-800-FLOWERS shall be entitled to a report issued by a qualified independent auditor describing AOL's methodologies regarding the tracking and reporting of Impressions and certifying AOL's compliance with such methodologies and with AOL's obligations hereunder.

    4.5. TAXES. 1-800-FLOWERS shall collect and pay, and indemnify and hold AOL harmless from, any sales, use, excise, import or export value added or similar tax or duty not based on AOL's net income, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including attorneys' fees.

    4.6. REPORTS. Each Party shall provide the other Party with certain reports (the form and substance of which may be amended from time to time upon the mutual agreement of the Parties) evidencing the reporting Party's compliance with its obligations under this Agreement and detailing certain information, all as set forth below.

          4.6.1. SALES REPORTS. Consistent with the reports currently supplied by 1-800-FLOWERS to AOL, 1-800-FLOWERS shall provide AOL with periodic reports, detailing the following activity in each such period (and any other information mutually agreed upon by the Parties or reasonably required for measuring revenue activity by 1-800-FLOWERS through the Affiliated 1-800-FLOWERS Sites): Transaction Revenues, chargebacks and credits for returned or cancelled goods or services (and, where possible, an explanation of the type of reason therefor (e.g., bad credit card information, poor customer service, etc.)) and credit card processing fees charged and/or collected by relevant credit card associations or issuing institutions (collectively, the "Sales Reports"). AOL shall be entitled to use the Sales Reports in its internal business operations, subject to the terms of this Agreement.

          4.6.2. USAGE REPORTS. AOL shall provide 1-800-FLOWERS with standard monthly usage information related to the Promotions (e.g. a schedule of the Impressions delivered by AOL at such time) which are similar in substance and form to the

*** Confidential treatment has been requested for this portion pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

                  reports provided by AOL to other interactive marketing partners similar to 1-800-FLOWERS.

          4.6.3. PROMOTIONAL REPORTS. Each Party shall provide the other Party with a quarterly report documenting its compliance with any promotional commitments that it has undertaken under this Agreement. In reporting any promotion, the Party should describe the nature of the promotion, its duration and any other relevant information regarding such promotion (including, without limitation, any required information set forth in the description of any such promotion).

          4.6.4. FRAUDULENT TRANSACTIONS. To the extent permitted by applicable laws, 1-800-FLOWERS shall provide AOL with a prompt report of any fraudulent order, including the date, screen name or email address and amount associated with such order, promptly following 1-800-FLOWERS obtaining knowledge that the order is, in fact, fraudulent.

5.  TERM; RENEWAL; TERMINATION.


    5.1. TERM. Unless earlier terminated as set forth herein, the initial term of this Agreement shall begin on the Effective Date and end on August 31, 2003 (the "Initial Term").

    5.2. CONTINUED LINKS. Upon expiration of the Initial Term, AOL may, at its discretion (for a period not to exceed two (2) years), (i) continue to promote one or more "pointers" or links from the AOL Network to (a) an agreed-upon 1-800-FLOWERS Affiliated Site or (b) a 1-800-FLOWERS Interactive Site to be selected by 1-800-FLOWERS, and (ii) continue to use 1-800-FLOWERS' trade names, trade marks and service marks (approved for AOL use by 1-800-FLOWERS during the Initial Term) solely in connection therewith (collectively, a "Continued Link"). At the end of such two (2) year period (and at the end of each subsequent year thereafter), the Continued Link period shall automatically be extended by one (1) additional year unless either Party elects to terminate such Continued Link period prior to the end of any such year (any such Continued Link period, together with the Initial Term, collectively referred to herein as the "Term"). So long as AOL maintains a Continued Link, (i) 1-800-FLOWERS shall pay AOL *** of the Transaction Revenues generated during such period and (ii) the obligations of the Parties under Sections 1, 2, 3, 4.1, 4.2, 4.6.2, 8 and Exhibits
          A, C, D, E, F, G, H, I and J shall no longer apply.

    5.3. TERMINATION FOR BREACH. Except as expressly provided elsewhere in this Agreement, either Party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other Party which remains uncured after thirty (30) days written notice thereof to the other Party (or such shorter period as may be specified elsewhere in this Agreement); PROVIDED, HOWEVER, that the cure period with respect to either Party's failure to make any payment to the other Party required hereunder shall be ten (10) days from the date of receipt of written notice regarding such payment. Notwithstanding the foregoing, in the event of a material breach of a provision that expressly requires action to be completed within an express period shorter than thirty (30) days, either Party may terminate this Agreement if the breach remains uncured after written notice thereof to the other Party.

    5.4. TERMINATION FOR BANKRUPTCY/INSOLVENCY. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

*** Confidential treatment has been requested for this portion pursuant to
    Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.
                                      12

    5.5. TERMINATION ON CHANGE OF CONTROL. In the event of a Change of Control of 1-800-FLOWERS resulting in control of 1-800-FLOWERS by an Interactive Service, AOL may terminate this Agreement by providing thirty (30) days' prior written notice of such intent to terminate.

    5.6. EFFECT OF TERMINATION BY 1-800-FLOWERS FOR AOL MATERIAL BREACH. In the event of termination of this Agreement by 1-800-FLOWERS due to any material breach of this Agreement by AOL during any Year of this Agreement, 1-800-FLOWERS shall not be required to pay AOL any amounts otherwise due to AOL (after any such material breach) during the remainder of any such Year or the remainder of the Term. Furthermore, in such event, 1-800-FLOWERS reserves all legal and equitable remedies it may have related to any such material breach by AOL.

6.  MANAGEMENT COMMITTEE/ARBITRATION.


    6.1. MANAGEMENT COMMITTEE. The Parties shall act in good faith and use commercially reasonable efforts to promptly resolve (and in any event, within ten (10) business days) any claim, dispute, claim, controversy or disagreement between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby (each, a "Dispute"). If the Parties cannot resolve any such Dispute within such time frame, the Dispute shall be submitted to the Management Committee for resolution. For ten (10) days following submission of the Dispute to the Management Committee, the Management Committee shall have the exclusive right to resolve such Dispute. If the Management Committee is unable to amicably resolve the Dispute during such ten (10) day period, then the Dispute shall be subject to the resolution mechanisms described below. "Management Committee" shall mean a committee of two (2) people, made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this Section 6 and generally overseeing the relationship between the Parties contemplated by this Agreement. Neither Party shall seek, nor shall be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable amicably to resolve the Dispute as set forth in this Section 6.1 and then, only in compliance with the procedures set forth in this Section 6.

    6.2. ARBITRATION. Except for Disputes relating to issues of proprietary rights, including but not limited to intellectual property and confidentiality, any Dispute not resolved by amicable resolution as set forth in Section 6.1 shall be governed exclusively and finally by arbitration. Such arbitration shall be conducted by the American Arbitration Association ("AAA") in New York, New York, and shall be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules shall be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures shall not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

    6.3. SELECTION OF ARBITRATORS. The arbitration panel shall consist of three (3) arbitrators. Each Party shall name one (1) arbitrator within ten (10) days after the delivery of the Demand, and the third arbitrator shall be selected by the first two arbitrators. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator shall be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs. If a vacancy in the arbitration panel occurs after the hearings have commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

    6.4. GOVERNING LAW. The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, shall govern the arbitrability of all Disputes. The arbitrators shall allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators shall reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence shall apply IN TOTO. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

    6.5. ARBITRATION AWARDS. The arbitrators shall have the authority to award compensatory damages only or other equitable relief. Any award by the arbitrators shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration shall be kept confidential and no Party shall disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each
           Party's financial statements.

    6.6. FEES. Each Party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, "Arbitration Costs") shall be borne equally by the Parties. Notwithstanding the foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys' Fees to the prevailing Party as determined by the arbitrators.

    6.7 NON ARBITRATABLE DISPUTES. Any Dispute that is not subject to final resolution by the Management Committee or to arbitration under this
          Section 6 or by law (collectively, "Non-Arbitration Claims") shall be brought in a court of competent jurisdiction in the State of New York. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the federal courts situated in New York City in the State of New York, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims.

7. PRESS RELEASES. Each Party shall submit to the other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any press release or any other public statement ("Press Release") regarding the transactions contemplated hereunder. Notwithstanding the foregoing, either Party may issue any disclosures as required by law without the consent of the other Party and in such event, the disclosing Party shall provide at least five (5) business days prior written notice of such disclosure.

8. STANDARD TERMS. The Standard Online Commerce Terms & Conditions set forth on Exhibit F attached hereto and Standard Legal Terms &
    Conditions set forth on Exhibit G attached hereto are each hereby made a part of this Agreement.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                     800-FLOWERS.COM, INC.



By: _______________________________      By: _______________________________
 Name:  David Colburn                        Name:  Christopher G. McCann
Title:  Senior Vice President,               Title:  Senior Vice President
        Business Affairs

                                    EXHIBIT A

                               PLACEMENT/PROMOTION



A. CARRIAGE PERIOD, FRESH-CUT FLOWERS EXCLUSIVITY PERIOD AND GARDENING EXCLUSIVITY PERIOD


--------------------------- ----------------------- ---------------------------------------------------------
AOL PROPERTY                CARRIAGE AND            CARRIAGE AND FRESH-CUT FLOWERS EXCLUSIVITY
                            EXCLUSIVITY BEGINS      PERIOD ENDS
--------------------------- ----------------------- ---------------------------------------------------------
AOL.com                     July 1, 1999            August 31, 2003 (end of Initial Term)
--------------------------- ----------------------- ---------------------------------------------------------
AOL Service                 July 1, 1999            August 31, 2003 (end of Initial Term)
--------------------------- ----------------------- ---------------------------------------------------------
CompuServe                  September 1, 1999       October 31, 2002
--------------------------- ----------------------- ---------------------------------------------------------
DCI                         September 1, 1999       October 31, 2002
--------------------------- ----------------------- ---------------------------------------------------------
ICQ                         September 1, 1999       April 30, 2003 (or earlier, in the event of an
                                                    Affirmative Election pursuant to Exhibit A)
--------------------------- ----------------------- ---------------------------------------------------------
Netcenter                   February 5, 2000        February 28, 2003* (with possibility of extension
                                                    through March 30, 2003**)
                                                       *if carriage begins by 11:59p.m., February 7, 1999
                                                         **if carriage begins following 12:00 a.m.,
                                                                         February 8, 1999
--------------------------- ----------------------- ---------------------------------------------------------

--------------------------- ----------------------- ---------------------------------------------------------
GARDENING EXCLUSIVITY       CARRIAGE AND            CARRIAGE AND GARDENING EXCLUSIVITY PERIOD ENDS
                            EXCLUSIVITY BEGINS
--------------------------- ----------------------- ---------------------------------------------------------
The AOL Properties          November 1, 1999        October 31, 2000 (with possibility of extension,
                                                    pursuant to and subject to Section 3.2 of this
                                                    Agreement).
--------------------------- ----------------------- ---------------------------------------------------------


B.  CARRIAGE PLAN

1.  CARRIAGE PLAN SUMMARY BY AOL PROPERTY AND TIER


YEAR 1                      AOL SERVICE            NETSCAPE NETCENTER               DCI
                     ------------------------  ------------------------  ------------------------
                     IMPRESSIONS  % TIER IMPS  IMPRESSIONS  % TIER IMPS  IMPRESSIONS  % TIER IMPS
                     -----------  -----------  -----------  -----------  -----------  -----------
ENDEMIC               ***            ***          ***          ***          ***          ***

DEMO TARGETED         ***            ***          ***          ***          ***          ***

BROAD REACH           ***            ***          ***          ***          ***          ***

                     ----------------------------------------------------------------------------

                      ***                         ***                       ***          ***

CPM BY BRAND:
BRAND IMPS AS % OF TOTAL:            ***                       ***                       ***


YEAR 2                      AOL SERVICE            NETSCAPE NETCENTER               DCI
                     ------------------------  ------------------------  ------------------------
                     IMPRESSIONS  % TIER IMPS  IMPRESSIONS  % TIER IMPS  IMPRESSIONS  % TIER IMPS
                     -----------  -----------  -----------  -----------  -----------  -----------
ENDEMIC               ***            ***          ***          ***          ***          ***

DEMO TARGETED         ***            ***          ***          ***          ***          ***

BROAD REACH           ***            ***          ***          ***          ***          ***

                     ----------------------------------------------------------------------------

                      ***                         ***                       ***          ***


YEAR 3                      AOL SERVICE            NETSCAPE NETCENTER               DCI
                     ------------------------  ------------------------  ------------------------
                     IMPRESSIONS  % TIER IMPS  IMPRESSIONS  % TIER IMPS  IMPRESSIONS  % TIER IMPS
                     -----------  -----------  -----------  -----------  -----------  -----------
ENDEMIC               ***            ***          ***          ***          ***          ***

DEMO TARGETED         ***            ***          ***          ***          ***          ***

BROAD REACH           ***            ***          ***          ***          ***          ***

                     ----------------------------------------------------------------------------

                      ***                         ***                       ***          ***

YEAR 4                      AOL SERVICE            NETSCAPE NETCENTER               DCI
                     ------------------------  ------------------------  ------------------------
                     IMPRESSIONS  % TIER IMPS  IMPRESSIONS  % TIER IMPS  IMPRESSIONS  % TIER IMPS
                     -----------  -----------  -----------  -----------  -----------  -----------
ENDEMIC               ***            ***          ***          ***          ***          ***

DEMO TARGETED         ***            ***          ***          ***          ***          ***

BROAD REACH           ***            ***          ***          ***          ***          ***

                     ----------------------------------------------------------------------------

                      ***                         ***                       ***          ***


*** Confidential treatment has been requested for this portion pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.


YEAR 1                      AOL SERVICE            NETSCAPE NETCENTER               DCI
                     ------------------------  ------------------------  ------------------------
                     IMPRESSIONS  % TIER IMPS  IMPRESSIONS  % TIER IMPS  IMPRESSIONS  % TIER IMPS
                     -----------  -----------  -----------  -----------  -----------  -----------
ENDEMIC               ***            ***          ***          ***          ***          ***

DEMO TARGETED         ***            ***          ***          ***          ***          ***

BROAD REACH           ***            ***          ***          ***          ***          ***

                     ----------------------------------------------------------------------------

                      ***                         ***                       ***          ***

CPM BY BRAND:
BRAND IMPS AS % OF TOTAL:            ***                       ***                       ***


YEAR 2                      AOL SERVICE            NETSCAPE NETCENTER               DCI
                     ------------------------  ------------------------  ------------------------
                     IMPRESSIONS  % TIER IMPS  IMPRESSIONS  % TIER IMPS  IMPRESSIONS  % TIER IMPS
                     -----------  -----------  -----------  -----------  -----------  -----------
ENDEMIC               ***            ***          ***          ***          ***          ***

DEMO TARGETED         ***            ***          ***          ***          ***          ***

BROAD REACH           ***            ***          ***          ***          ***          ***

                     ----------------------------------------------------------------------------

                      ***                         ***                       ***          ***


YEAR 3                      AOL SERVICE            NETSCAPE NETCENTER               DCI
                     ------------------------  ------------------------  ------------------------
                     IMPRESSIONS  % TIER IMPS  IMPRESSIONS  % TIER IMPS  IMPRESSIONS  % TIER IMPS
                     -----------  -----------  -----------  -----------  -----------  -----------
ENDEMIC               ***            ***          ***          ***          ***          ***

DEMO TARGETED         ***            ***          ***          ***          ***          ***

BROAD REACH           ***            ***          ***          ***          ***          ***

                     ----------------------------------------------------------------------------

                      ***                         ***                       ***          ***

YEAR 4                      AOL SERVICE            NETSCAPE NETCENTER               DCI
                     ------------------------  ------------------------  ------------------------
                     IMPRESSIONS  % TIER IMPS  IMPRESSIONS  % TIER IMPS  IMPRESSIONS  % TIER IMPS
                     -----------  -----------  -----------  -----------  -----------  -----------
ENDEMIC               ***            ***          ***          ***          ***          ***

DEMO TARGETED         ***            ***          ***          ***          ***          ***

BROAD REACH           ***            ***          ***          ***          ***          ***

                     ----------------------------------------------------------------------------

                      ***                         ***                       ***          ***

*** Confidential treatment has been requested for this portion pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

2.  CARRIAGE SUMMARY WITH DETAIL BY TIER

    E=ENDEMIC
    D=DEMOGRAPHIC
    B=BROAD REACH


AOL SERVICE                                              YEAR 1         YEAR 2         YEAR 3         YEAR 4         TOTALS
                                                         IMPS/Y1       IMPS/Y2        IMPS/Y3        IMPS/Y4          IMPS
-------------------------------------------------------------------------------------------------------------------------------

HOLIDAY AREA CO-SPONSORSHIP

E V-Day, Easter, Mother's Day, Fathers Day,
  Hween, Winter Holidays                                ***              ***            ***           ***            ***
E Families ROS Banners                                  ***              ***            ***           ***            ***
E Women's ROS Banners                                   ***              ***            ***           ***            ***
E Home & Garden ROS Banners                             ***              ***            ***           ***            ***
E Lifestyles ROS Banners                                ***              ***            ***           ***            ***
E Interests ROS Banners                                 ***              ***            ***           ***            ***
E Love @ AOL-Insta ROSE Banners
  Sponsorship (Nov-Feb)                                 ***              ***            ***           ***            ***
E Member Perks                                          ***              ***            ***           ***            ***
E Quarterly Contest Promotion (Women 18+)               ***              ***            ***           ***            ***
D AOL ROS Banners Women 18+                             ***              ***            ***           ***            ***
D AOL ROS Banners Women 18+, Own Home                   ***              ***            ***           ***            ***
D Channel Newsletters (Families, Women's,
  Interests, Lifestyles)                                ***              ***            ***           ***            ***
D What's New Banners                                    ***              ***            ***           ***            ***
B Email In-Box Banner                                   ***              ***            ***           ***            ***
B AOL Network ROS Banners                               ***              ***            ***           ***            ***
B Welcome Screen-No Graphic                             ***              ***            ***           ***            ***
B Welcome Screen-Graphic                                ***              ***            ***           ***            ***
B Sign-Off Screen                                       ***              ***            ***           ***            ***
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                        ***              ***            ***           ***            ***


AOL.COM                                                  YEAR 1          YEAR 2         YEAR 3         YEAR 4       TOTALS
                                                        IMPS/Y1         IMPS/Y2        IMPS/Y3        IMPS/Y4        IMPS
------------------------------------------------------------------------------------------------------------------------------
E Net Find (Targeted Search Terms-Flowers, Gifts)       ***              ***            ***           ***            ***
E Targeted Industry Packages                            ***              ***            ***           ***            ***
E Yellow Pages Shopping and Services Gifts
  and Flowers                                           ***              ***            ***           ***            ***
E Yellow Pages Home and Garden                          ***              ***            ***           ***            ***
E Run of Love@AOL Web                                   ***              ***            ***           ***            ***
E Valentine's Day and Mother's Day-Special Promotions   ***              ***            ***           ***            ***
E Run of Home & Garden                                  ***              ***            ***           ***            ***
E Home & Garden Webcenter Home Department               ***              ***            ***           ***            ***
E Home & Garden Webcenter-Home & Family Timesaver       ***              ***            ***           ***            ***
D Entertainment ROS Banners                             ***              ***            ***           ***            ***
D Hometown AOL-Home & Garden Member Pages               ***              ***            ***           ***            ***
D My News ROS-Entertainment, Sports, Top News           ***              ***            ***           ***            ***
B AOL.com Home Page                                     ***              ***            ***           ***            ***
B Net Find Home Page                                    ***              ***            ***           ***            ***
B NetFind General Rotation                              ***              ***            ***           ***            ***
B AOL Instant Messenger                                 ***              ***            ***           ***            ***

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                        ***              ***            ***           ***            ***


*** Confidential treatment has been requested for this portion pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.




DCI                                                         YEAR 1           YEAR 2           YEAR 3         YEAR 4       TOTALS
                                                            IMPS/Y1          IMPS/Y2          IMPS/Y3        IMPS/4        IMPS
-----------------------------------------------------------------------------------------------------------------------------------
E Personals Sponsorship (65 Cities)                           ***             ***             ***             ***           ***
B Personals Promotional Contest Screen                        ***             ***             ***             ***           ***

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                              ***             ***             ***             ***           ***



NETSCAPE NETCENTER                                          YEAR 1           YEAR 2           YEAR 3         YEAR 4       TOTALS
                                                            IMPS/Y1          IMPS/Y2          IMPS/Y3        IMPS/4        IMPS
-----------------------------------------------------------------------------------------------------------------------------------
E Family Channel Main Page Banner                             ***             ***             ***             ***           ***
E Family Channel Main Page Text Link                          ***             ***             ***             ***           ***
E Calendar Holiday/Special Occasion Reminder Button           ***             ***             ***             ***           ***
E Holiday Specials (Mother's Day,
  Valentine's Day, Christmas)                                 ***             ***             ***             ***           ***
E Netscape Search (Flowers, Gifts)                            ***             ***             ***             ***           ***
D Family Channel ROS Banner                                   ***             ***             ***             ***           ***
D Family Channel ROS Text Link                                ***             ***             ***             ***           ***
B NSCP ROS Text Link                                          ***             ***             ***             ***           ***
B NSCP Home Page Banner                                       ***             ***             ***             ***           ***
B NSCP ROS Banner                                             ***             ***             ***             ***           ***
B Calendar ROS Banners                                        ***             ***             ***             ***           ***

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                              ***             ***             ***             ***           ***


*** Confidential treatment has been requested for this portion pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.



ICQ                                                       YEAR 1           YEAR 2           YEAR 3        YEAR 4        TOTALS
                                                          IMPS/Y1          IMPS/Y2          IMPS/Y3       IMPS/Y4        IMPS
-----------------------------------------------------------------------------------------------------------------------------------

EIQO/Reminder Service-Integrated                             ***              ***             ***            ***          ***
Contract List-Integrated                                     ***              ***             ***            ***          ***
ICQ Plug Ins-Integrated                                      ***              ***             ***            ***          ***
Portal Channels (Channels TBD)
  Banners & Promotions-Women                                 ***              ***             ***            ***          ***
Portal Channels (Channels TBD)
  Banners & Promotions-Family                                ***              ***             ***            ***          ***
Portal Channels (Channels TBD)
  Banners & Promotions-Greetings                             ***              ***             ***            ***          ***
Portal Channels (Channels TBD)
  Banners & Promotions-Romance                               ***              ***             ***            ***          ***
Portal Channels (Channels TBD)
  Banners & Promotions-Teens                                 ***              ***             ***            ***          ***
ICQ Portal: Promotions on Women                              ***              ***             ***            ***          ***
ICQ Portal: Promotions on Family                             ***              ***             ***            ***          ***
ICQ Portal: Promotions on Greetings                          ***              ***             ***            ***          ***
ICQ Portal: Promotions on Romance                            ***              ***             ***            ***          ***
ICQ Portal: Promotions on Teens                              ***              ***             ***            ***          ***
Web Directory Banners (Target TBD)                           ***              ***             ***            ***          ***
Search (Terms TBD) Results Banner                            ***              ***             ***            ***          ***
Co-Browsing Banners (Target URLs TBD)                        ***              ***             ***            ***          ***
Portal Channel "What's Related" Links                        ***              ***             ***            ***          ***
Portal Channel Community Links                               ***              ***             ***            ***          ***
Broad Reach                                                  ***              ***             ***            ***          ***

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                             ***              ***             ***            ***          ***


COMPUSERVE SERVICE                                          YEAR 1          YEAR 2            YEAR 3        YEAR 4         TOTALS
                                                            IMPS/Y1         IMPS/Y2           IMPS/Y3       IMPS/Y4         IMPS
-----------------------------------------------------------------------------------------------------------------------------------

Today's Deals-Rotated Placements (4/month)                  ***              ***             ***            ***          ***
WebCenter Placements                                        ***              ***             ***            ***          ***
Headline Placements (1/month)                               ***              ***             ***            ***          ***
Promotions (as agreed upon)                                 ***              ***             ***            ***          ***
COMPUSERVE SERVICE                                                                 -                 -            -
Home & Family Mindset Package Banners                       ***              ***             ***            ***          ***
Quarterly Service-Wide announcements                        ***              ***             ***            ***          ***
Featured Link in What's New                                 ***              ***             ***            ***          ***
Featured Link in Today's Features                           ***              ***             ***            ***          ***
Content/Editorial placement in all
  channels as deemed appropriate                            ***              ***             ***            ***          ***
Rotational Placement in Member Perks                        ***              ***             ***            ***          ***
Rotational Placement in Channel Oriented
  Insider Newsletters                                       ***              ***             ***            ***          ***
High Reach Menus (Banners Rotated through
  various channel menus)                                    ***              ***             ***            ***          ***
Compuserve Instant Messenger Banners                        ***              ***             ***            ***          ***

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                            ***              ***             ***            ***          ***


SHOPPING                                                    YEAR 1          YEAR 2            YEAR 3       YEAR 4         TOTALS
                                                            IMPS/Y1         IMPS/Y2           IMPS/Y3      IMPS/Y4         IMPS
-----------------------------------------------------------------------------------------------------------------------------------
ANCHOR TENANT IN FLOWERS, CARDS, GIFTS                      ***              ***             ***            ***          ***
ANCHOR TENANT IN HOME IMPROVEMENT                           ***              ***             ***            ***          ***
ANCHOR TENANT IN GIFT SUGGESTION                            ***              ***             ***            ***          ***
GOLD TENANT IN GIFTS                                        ***              ***             ***            ***          ***
ANCHOR TENANT IN GIFTS                                      ***              ***             ***            ***          ***
ANCHOR TENANT IN GOURMET GIFTS                              ***              ***             ***            ***          ***

DCI SHOPPING MAIN PERMANENT PLACEMENT
  (1 OF 5)                                                  ***              ***             ***            ***          ***
DCI DEPARTMENT PLACEMENT W/HOLIDAY PACKAGE
  (4 HOLIDAYS W/R)                                          ***              ***             ***            ***          ***
DCI PROMO PLACEMENT W/HOLIDAY PACKAGE
  (4 HOLIDAYS W/ROS BA)                                     ***              ***             ***            ***          ***

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                            ***              ***             ***            ***          ***

NOTES TO CARRIAGE PLAN:

         *The Promotions designated for placement on the AOL Service and AOL.com shall be placed thereon throughout the Initial Term.

         **The Promotions designated for placement on (i) the CompuServe Service and Digital City shall be placed in each such service during the thirty-eight
(38) month period immediately following September 1, 1999 and (ii) the Promotions designated for placement on the ICQ Service shall be placed therein during the forty-four (44) month period immediately following September 1, 1999; PROVIDED, HOWEVER, that during the period from June 30, 2001 to July 31, 2001 (the "Affirmative Election Period"), 1-800-FLOWERS may elect to cease receiving Promotions on ICQ (the "Affirmative Election") and reallocate (a) any unutilized non-integrated Promotions designated for placement on ICQ and (b) the PRO RATA share of the remaining integrated Promotions (collectively, up to an aggregate maximum amount of *** Impressions) within the same respective Tier(s) selected by 1-800-FLOWERS on other AOL Properties during the remainder of the Initial Term (and the Make-Whole Period), subject to availability. As described in this Exhibit, some Promotions for 1-800-FLOWERS on ICQ shall be integrated with the ICQ Client (PROVIDED that the manner of such integration shall be in the sole reasonable discretion of ICQ, after consultation with 1-800-FLOWERS). For the purposes of meeting AOL's obligations under Section 1.2 of this Agreement, the Parties agree that the Integrated ICQ Promotions described in this Exhibit are worth the equivalent of *** Impressions spread out evenly over the forty-four
(44) month period immediately following September 1, 1999. Following the exercise by 1-800-FLOWERS of the Affirmative Election, any right of exclusivity granted to 1-800-FLOWERS on the ICQ Service pursuant to the terms of this Agreement shall terminate.

         ***The Promotions designated for placement on Netscape Netcenter shall begin on February 5, 2000 (or as promptly

*** Confidential treatment has been requested for this portion pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

thereafter as commercially reasonable) and shall extend for three (3) years thereafter; PROVIDED, HOWEVER, that any failure of AOL to implement such Promotions (due to any technological or other operational reason) by February 5, 2000 shall not be a breach of this Agreement. If AOL fails to place the aforementioned Promotions on Netscape Netcenter by 11:59 p.m. on February 7, 2000, then (as 1-800-FLOWERS's sole and exclusive remedy) the three (3) year term for placement of such Promotions shall be extended through March 30, 2003.

         ****AOL shall provide 1-800-FLOWERS with the Shopping Channel anchor tenancies (the "Anchor Tenancies") set forth on the above Carriage Plan. Such Anchor Tenancies shall entitle 1-800-FLOWERS to placement that is no less prominent and favorable in size and position on such screen than any other promotion on such screen. In addition, AOL will ensure that (a) the term "Flowers" (or a term similar thereto, as mutually agreed upon by the Parties) will be a part of the top-level department category description for a Shopping Channel department in which 1-800-FLOWERS has a Shopping Channel placement and offers fresh-cut flowers and Plants for sale and (b) the term "Garden" (or a term similar thereto, as mutually agreed upon by the Parties) will be a part of the top level-department category description of a Shopping Channel department in which 1-800-FLOWERS has a Shopping Channel placement and offers Gardening Products for sale. The Anchor Tenancy in Gifts shall commence April 1, 2000. The Anchor Tenancy in Gourmet Gifts shall commence on the date of execution of this Agreement.

         ***** Excluding Shopping Channel placements, all placements described in the above carriage plan are examples of placements within the respective Tiers and are meant as guidelines. The Parties understand that the actual plan may vary from the above.

         ****** Upon agreement in writing by Netscape UK, for a period of one
(1) year from the later of (i) the launch of the Netscape UK Online platform or
(ii) delivery to 1-800-FLOWERS of any Netscape UK Promotions (as defined below), 1-800-FLOWERS shall receive the following placements in Netscape UK (collectively, the "Netscape UK Promotions"): (a) an anchor tenancy on the front screen of the Netscape UK Online shopping channel; (b) an anchor tenancy on the flowers/gifts (or similar) area on the Netscape UK Online shopping channel; (c) opportunities to promote 1-800-FLOWERS special offers, etc., within the relevant portions of the Netscape UK Online editorial area (subject to editorial approval); and (d) a minimum guarantee of *** Impressions on Netscape UK Online over the one-year term (PROVIDED that such Impressions shall not constitute part of the Impressions Commitment for purposes of this Agreement). In the event that Netscape UK does not agree in writing to provide the Netscape UK Promotions, AOL will provide 1-800-FLOWERS with One Million Dollars (US$1,000,000) of comparable promotional placements within the AOL Properties to be mutually agreed upon by the Parties in good faith.


C.  KEYWORD SEARCH TERMS AND GO WORD SEARCH TERMS

During the Term, subject to the terms and conditions hereof, 1-800-FLOWERS shall have the right to use (i) the following Keyword Search Terms and (ii) the following Go Word Search Terms:

Keyword Search Terms:    ***
                         ***

Go Word Search Terms:    ***
                         ***

*** Confidential treatment has been requested for this portion pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT B

                                   DEFINITIONS


The following definitions shall apply to this Agreement:

AAA.  "AAA" shall have the meaning set forth in Section 6.2 of this Agreement.

ACTION. "Action" shall have the meaning set forth in Section 9(d) of Exhibit G to this Agreement.

ADDITIONAL 1-800-FLOWERS CHANNEL. Any other on-line or internet-based distribution channel (e.g., an Interactive Service other than AOL) through which 1-800-FLOWERS makes available an offering comparable in nature to any Affiliated 1-800-FLOWERS Site.

ADVERTISEMENTS.  "Advertisements" shall have the meaning set forth in Section
2.9 of this Agreement.

AFFILIATED 1-800-FLOWERS SITES. "Affiliated 1-800-FLOWERS Sites" shall have the meaning set forth in Section 2.1 of this Agreement.

ANCHOR TENANCIES. "Anchor Tenancies" shall have the meaning set forth in Exhibit A to this Agreement.

ANCILLARY GARDENING ITEMS. Hand-held gardening tools, trowels, soil scoops, shears, pruners, spades, watering cans, hand rakes and hand-held forks; provided, HOWEVER, that such term shall not include any gardening-related machinery (e.g., roto-tillers, weed-whackers, lawn mowers, etc.) or home improvement products (e.g., power tools, building materials, paint, etc.).

ANNUAL IMPRESSIONS TARGET. Each of the annual Impressions target amounts set forth in Section B of Exhibit A to this Agreement.

AOL BLOCKING RIGHT.  "AOL Blocking Right" shall have the meaning set forth in
Section 2.8.2(b) of this Agreement.

AOL-CONTROLLED AREAS. All areas of the AOL Properties which are owned, maintained or controlled by AOL.

AOL INTERACTIVE SITE. Any Interactive Site that is managed, maintained, owned or controlled by AOL or its agents or its affiliates.

AOL LOOK AND FEEL. The elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with Interactive Sites within the AOL Service or AOL.com.

AOL MEMBER. Any authorized user of the AOL Properties, including any sub-accounts thereof under an authorized master account.

AOL NETWORK. (i) The AOL Properties and (ii) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its affiliates worldwide (and including those properties excluded from the definitions of the AOL Service or AOL.com). It is understood and agreed that the rights of 1-800-FLOWERS relate only to the AOL Properties and not generally to the AOL Network.

AOL PROPERTIES. The AOL Service, AOL.com, the CompuServe Service, Netscape Netcenter (after February 5, 2000), the ICQ Service and Digital City.

AOL PURCHASER. Any person or entity who enters any Affiliated 1-800-FLOWERS Site from the AOL Network including, without limitation, from any third party area therein (to the extent entry from such third party area is traceable through both Parties' commercially reasonable efforts), and generates Transaction Revenues (regardless of whether such person or entity provides an e-mail address during registration or entrance to any such Affiliated 1-800-FLOWERS Site which includes a domain other than an "AOL.com" domain).

AOL SERVICE. The standard U.S. version of the America Online-Registered Trademark- brand service (including, the "Shop@AOL" area thereon), specifically excluding (a) AOL.com or any other AOL Interactive Site, (b) the international versions of the AOL Service (E.G., AOL Japan), (c) the CompuServe-Registered Trademark- brand service and any other CompuServe products or services (d) "Driveway," "ICQ-TM-," "AOL NetFind-TM-," "AOL Instant Messenger-TM-," "Digital City," "NetMail-TM-," "Electra", "Thrive", "Real Fans", "Love@AOL", "Entertainment Asylum," "AOL Hometown," "My News" or any similar product, service or property which may be offered by, through or with the U.S. version of the America Online-Registered Trademark- brand service, (e) Netscape Netcenter-TM- and any additional Netscape products or services, (f) any programming or Content area offered by or through the U.S. version of the America Online-Registered Trademark- brand service over which AOL does not exercise complete or substantially complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online-Registered Trademark- brand service, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an America Online service which is materially different from the standard U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded and/or customized version of the service and any version distributed primarily through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL SETOFF RIGHT. "AOL Setoff Right" shall have the meaning set forth in
Section 1.2 of this Agreement.

AOL USER. Any user of the AOL Service, AOL.com, CompuServe, Digital City, ICQ, Netcenter or the AOL Network.

AOL.COM. AOL's primary Internet-based Interactive Site marketed under the "AOL.COM-TM-" brand (or any successor or substitute brand for the "AOL.COM-TM-" brand), including the "Shop@AOL.com" area thereon, but specifically excluding (a) the AOL Service, (b) any international versions of AOL.com, (c) "ICQ-TM-," "AOL NetFind-TM-," "AOL Instant Messenger-TM-," "NetMail-TM-," "AOL Hometown," "My News" or any similar product or service offered by or through such site or any other AOL Interactive Site, (d) any programming or Content area offered by or through such site over which AOL does not exercise complete or substantially complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (e) Netscape Netcenter-TM- and any additional Netscape products or services, (f) any programming or Content area offered by or through the U.S. version of the America Online-Registered Trademark- brand service which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an America Online Interactive Site which is materially different from AOL's primary Internet-based Interactive Site marketed under the "AOL.COM-TM-" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any customized and/or co-branded versions and any version distributed primarily through any broadband distribution platform or through any platform or device other than a desktop personal computer.

ARBITRATION COSTS. "Arbitration Costs" shall have the meaning set forth in
Section 6.6 of this Agreement.

ATTORNEYS' FEES. "Attorneys' Fees" shall have the meaning set forth in
Section 6.6 of this Agreement.

BASE REVENUE SHARE. The revenue sharing arrangement set forth in Section 4.2(i) of this Agreement.

CHANGE OF CONTROL. The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a party or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors.

COMMERCIAL RULES. "Commercial Rules" shall have the meaning set forth in
Section 6.2 of this Agreement.

COMPLEX PROCEDURES. "Complex Procedures" shall have the meaning set forth in
Section 6.2 of this Agreement.

COMPUSERVE SERVICE. The standard U.S. version of the CompuServe brand service (including the "Shop@CompuServe" area thereon), specifically excluding (a) any international versions of such service, (b) Content areas owned, maintained or controlled by CompuServe affiliates or any similar "sub-service," (c) any programming or Content area offered by or through the U.S. version of the CompuServe brand service over which CompuServe does not exercise complete or substantially complete operational control (e.g., third-party Content areas), (d) Netscape Netcenter-TM- and any additional Netscape products or services, (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content, (f) any co-branded or private label branded version of the U.S. version of the CompuServe brand service, (g) any version of the U.S. version of the CompuServe brand service which offers Content, distribution, services and/or functionality materially different from the Content, distribution, services and/or functionality associated with the standard U.S. version of the CompuServe brand service, including, without limitation, any version of such service distributed primarily through any broadband distribution platform or through any platform or device other than a desktop personal computer and (h) any property, feature, product or service which CompuServe or its affiliates may acquire subsequent to the Effective Date.

CONFIDENTIAL INFORMATION. Any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members, AOL Users, AOL Purchasers and 1-800-FLOWERS customers, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" shall not include information
(a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.

CONTENT. Text, images, video, audio (including, without limitation, music used in synchronism or timed relation with visual displays) and other data, Products, advertisements, promotions, links, pointers and software, including any modifications, upgrades, updates, enhancements and related documentation.

CONTEST. "Contest" shall have the meaning set forth in Section 3 of Exhibit F to this Agreement.

CONTINUED LINK. "Continued Link" shall have the meaning set forth in Section
5.2 of this Agreement.

CUSTOMERS. "Customers" shall have the meaning set forth in Section 9(a) of Exhibit F to this Agreement.

CUT-OFF TIME. "Cut-Off Time" shall have the meaning set forth in Section 9(b) of Exhibit F to this Agreement.

DEMAND. "Demand" shall have the meaning set forth in Section 6.2 of this Agreement.

DIGITAL CITY. The standard U.S. version of Digital City's local content offerings marketed under the Digital City-Registered Trademark- brand name (including the "Shop@Digital City" area thereon), specifically excluding (a) the AOL Service, AOL.com or any other AOL Interactive Site, (b) any international versions of such local content offerings, (c) the CompuServe-Registered Trademark- brand service and any other CompuServe products or services, (d) "Driveway," "ICQ-TM-," "AOL NetFind-TM-," "AOL Instant Messenger-TM-," "Digital City," "NetMail-TM-," "Electra", "Thrive", "Real Fans", "Love@AOL", "Entertainment Asylum," "AOL Hometown," "My News" or any similar product, service or property which may be offered by, through or with the standard version of Digital City's local content offerings, (e) Netscape Netcenter-TM-and any additional Netscape products or services, (f) any programming or Content area offered by or through such local content offerings over which AOL does not exercise complete or substantially complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such local content offerings, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date, (i) any other version of a Digital City local content offering which is materially different from the U.S. version of Digital City's local content offerings marketed under the Digital City-Registered Trademark- brand name, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded and/or customized version of the offerings and any version distributed primarily through any broadband distribution platform or through any platform or device other than a desktop personal computer, and
(j) Digital City-branded offerings in any local area where such offerings are not owned or operationally controlled by AOL, Inc. or DCI (e.g., Chicago, Orlando, South Florida, and Hampton Roads).

DISCLAIMED DAMAGES. "Disclaimed Damages" shall have the meaning set forth in
Section 9(a) of Exhibit G to this Agreement.

DISPUTE. "Dispute" shall have the meaning set forth in Section 6.1 of this Agreement.

EXCESS IMPRESSIONS. "Excess Impressions" shall have the meaning set forth in
Section 1.2 of this Agreement.

EXCLUSIVE PRODUCTS. (i) Fresh-cut flowers and Plants and (ii) Gardening Products, solely during the Fresh-Cut Flowers Exclusivity Period and the Gardening Exclusivity Period, respectively.

EXCLUSIVITY PERIOD. The Fresh-Cut Flowers Exclusivity Period and the Gardening Exclusivity Period (as applicable).

FINAL SHORTFALL. "Final Shortfall" shall have the meaning set forth in
Section 1.2 of this Agreement.

FULL SERVICE HOME IMPROVEMENT PARTNER. Any online provider of home improvement products and services (e.g., lawn mowers, paint supplies, power tools, or other home appliances), provided that such Full Service Home Improvement Partner also may sell gardening tools and supplies, fertilizer, seeds, plants, etc.

FRESH-CUT FLOWERS EXCLUSIVITY PERIOD. With respect to fresh-cut flowers and Plants to be offered on or through the Affiliated 1-800-FLOWERS Sites, the dates set forth on Exhibit A (Section A) hereto, solely to the extent as such dates apply to each respective AOL Property.

GARDENING AREA. The area on the Shopping Channel (or any successor area thereto) of the AOL Service that is primarily dedicated to the promotion and sale of gardening-related Products.

GARDENING COMPETITORS.  Those entities listed on Exhibit L to this Agreement.

GARDENING EXCLUSIVITY PERIOD. November 1, 1999 until October 31, 2000, subject to the terms of Section 3.2 of this Agreement.

GARDENING PLANT. Any bulbs, live plants, bare-root materials, seeds, trees, herbs, topiaries and any other living horticultural or gardening-related plants or shrubs explicitly for use in a garden.

GARDENING PRODUCTS.  Any Gardening Plants or Ancillary Gardening Items.

GIFT BASKET. A collection of Products packaged together with a theme in mind and sold as a single unit.

GO WORD SEARCH TERMS. The Go Word online search terms made available on the CompuServe Service for use by CompuServe Service members, combining the CompuServe Service's Go word online search modifier (i.e., "Go:") with a term or phrase specifically related to 1-800-FLOWERS (and determined in accordance with the terms of this Agreement).

ICQ CLIENT. (i) The persistent, desktop-based instant messaging, chat and "buddy list" client software developed by or for ICQ and distributed by or for ICQ that enables ICQ Users to send messages, chat, track the online status of other users and use the ICQ Service, and (ii) any Updates thereto. The ICQ Client shall not include (a) any discrete applications providing substantially different services, regardless of any shared use of the ICQ Service backend (e.g., presence engine, directory server, etc.), (b) any desktop search application, ICQ desktop information "ticker," ICQ mail client or ICQ co-browser, (c) any version of the ICQ Client that is co-branded with an unaffiliated third party, or (d) plug-ins to other clients (e.g., browser plug-ins).

ICQ SERVICE. The standard English language version of the ICQ brand communications and messaging service available in the U.S. and internationally (e.g., to U.S.- and internationally-based ICQ Members), including the "Shop@ICQ" area thereon, but specifically excluding (a) "ICQ It!" or any similar product, service or property which may be offered by, through or with the English language version of the ICQ brand service, (b) any programming or Content area offered by or through the English language version of the ICQ brand service over which ICQ does not exercise complete or substantially complete operational control (including, without limitation, Content areas controlled by other parties, whether or not co-branded with ICQ, and ICQ user-created Content areas), (c) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the English language version of the ICQ brand service, (d) any property, feature, product or service which ICQ or its affiliates may acquire subsequent to the effective date hereof and (e) any other version of an ICQ service which is materially different from the standard English language version of the ICQ brand service, by virtue of its branding, language (e.g., the Japanese-language version), distribution, functionality, Content or services, including, without limitation, any co-branded and/or customized version of the service or any version distributed primarily through any broadband distribution platform or through any platform or device other than a desktop personal computer.

IMPRESSION. User exposure to the applicable Promotion, as such exposure may be reasonably determined and measured by AOL in accordance with its standard methodologies and protocols.

IMPRESSIONS COMMITMENT. "Impressions Commitment" shall have the meaning set forth in Section 1.2 of this Agreement.

INCREMENTAL YEAR 1 REVENUE SHARE. "Incremental Year 1 Revenue Share" shall have the meaning set forth in Section 4.2(ii) of this Agreement.

INCREMENTAL YEAR 2 REVENUE SHARE. "Incremental Year 2 Revenue Share" shall have the meaning set forth in Section 4.2(iii) of this Agreement.

INDEMNIFIED PARTY. "Indemnified Party" shall have the meaning set forth in
Section 9(d) of Exhibit G to this Agreement.

INDEMNIFYING PARTY. "Indemnifying Party" shall have the meaning set forth in
Section 9(d) of Exhibit G to this Agreement.

INITIAL TERM. "Initial Term" shall have the meaning set forth in Section 5.1 of this Agreement.

INTERACTIVE SERVICE. An entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an Internet service provider); (ii) an interactive site or service featuring a broad selection of aggregated third party interactive content (or navigation thereto) (e.g., an online service or search and directory service) and/or marketing a broad selection of products and/or services across numerous interactive commerce categories (e.g., an online mall or other leading online commerce site);
(iii) a persistent desktop client; and (iv) communications software capable of serving as the principal means through which a user creates, sends and receives electronic mail or real time online messages (whether by telephone, computer or other means), including, without limitation, greeting cards but excluding virtual bouquets or similar items.

INTERACTIVE SITE. Any interactive site or area, including, by way of example and without limitation, (i) an 1-800-FLOWERS site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the *** or interactive environment such as ***

KEYWORD SEARCH TERMS. (i) The Keyword-TM- online search terms made available on the AOL Service for use by AOL Members, combining AOL's Keyword-TM- online search modifier with a term or phrase specifically related to 1-800-FLOWERS (and determined in accordance with the terms of this Agreement), and (ii) the Go Word Search Terms.

LIABILITIES. "Liabilities" shall have the meaning set forth in Section 9(c) of Exhibit G to this Agreement.

LICENSED CONTENT. All Content offered through the Affiliated 1-800-FLOWERS Sites pursuant to this Agreement or otherwise provided to AOL by 1-800-FLOWERS or its agents in connection herewith (e.g., offline or online promotional Content, Promotions, AOL "slideshows", etc.), including in each case, any modifications, upgrades, updates, enhancements, and related documentation.

MAKE-WHOLE PERIOD. "Make-Whole Period" shall have the meaning set forth in
Section 1.2 of this Agreement.

MANAGEMENT COMMITTEE. "Management Committee" shall have the meaning set forth in Section 6.1 of this Agreement.

MARKS. "Marks" shall have the meaning set forth in Section 3 of Exhibit G to this Agreement.

MERCHANDISE VALUE. The gross sales price of a Product, less taxes, service charges, shipping and handling charges, discounts, gift certificates, refunds, chargebacks, rebates and credit card processing fees.

NETSCAPE NETCENTER. The U.S. version of the Netscape Netcenter internet based interactive site marketed under the "Netcenter" brand (including the "Shop@Netcenter" area thereon), specifically excluding (a) any other Netscape or Netscape Affiliate owned or operated internet based interactive sites, (b) the international versions of Netcenter or any similar Netscape or Affiliate service or interactive site; (c) "Netscape AOL Instant Messenger-TM-," "Netscape Custom Netcenter," Netscape WebMail, or any

*** Confidential treatment has been requested for this portion pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

similar independent product, service or property which may be offered by, through or by Netscape; (d) any programming or content area offered by or through the U.S. version of the Netcenter brand service over which Netscape does not exercise complete or substantially complete operational control (including, without limitation, Content areas controlled by other parties),
(e) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the Netcenter brand service, (f) any property, feature, product or service which Netscape or its Affiliates may acquire subsequent to the Effective Date and
(g) any other version of a Netscape service which is materially different from Netcenter by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded and/or customized version of the service or any version distributed primarily through any broadband distribution platform or through any platform or device other than a desktop personal computer.

NEW FUNCTIONALITY. "New Functionality" shall have the meaning set forth in
Section 8.v of Exhibit E to this Agreement.

NON-ARBITRATION CLAIMS. "Non-Arbitration Claims" shall have the meaning set forth in Section 6.7 of this Agreement.

NON-COMPLIANT CONTENT. "Non-Compliant Content" shall have the meaning set forth in Section 2.8.2(b) of this Agreement.

1-800-FLOWERS COMPETITORS. "1-800-FLOWERS Competitors" shall have the meaning set forth on Exhibit K hereto.

1-800-FLOWERS INTERACTIVE SITE. Any Interactive Site (other than the Affiliated 1-800-FLOWERS Sites) which is managed, maintained, owned or controlled primarily by 1-800-FLOWERS or its agents.

1-800-FLOWERS LOOK AND FEEL. The elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with 1-800-FLOWERS Interactive Sites.

1-800-FLOWERS ONLINE GARDENING CHANNEL. The specific area or web site to be launched by 1-800-FLOWERS in 1999, through which 1-800-FLOWERS shall market and complete transactions regarding Gardening Products.

1-800-FLOWERS TECHNICAL PROBLEM. "1-800-FLOWERS Technical Problem" shall have the meaning set forth in Section 4 of Exhibit E to this Agreement.

ORIGINAL IMAS. "Original IMAs" shall have the meaning set forth in the first paragraph of this Agreement.

PLANT. A live, flowering plant (e.g., azalea plant, gardenia plant, juniper bonsai, lavender plant, hibiscus (in a cache pot), chrysanthemum plant, kalanchoe in a window box and "dish gardens") (but expressly excluding Gardening Plants, wreaths, bulbs, bare-root materials, dried flowers, seeds, trees, herbs, shrubs, topiaries and other horticultural or gardening-related plants). Nothing herein is intended to prevent 1-800-FLOWERS from selling any plant through the Affiliated 1-800-FLOWERS Sites.

PRESS RELEASE. "Press Release" shall have the meaning set forth in Section 7 of this Agreement.

PRODUCT. Any product, good or service which 1-800-FLOWERS (or others acting on its behalf or as distributors) offers, sells, provides, distributes or licenses to AOL Users directly or indirectly through (i) any Affiliated 1-800-FLOWERS Site (including through any Interactive Site linked thereto),
(ii) any other electronic means directed at AOL Users (e.g., e-mail offers), or (iii) an "offline" means (e.g., toll-free number) for receiving orders related to specific offers within the Affiliated 1-800-FLOWERS Sites requiring purchasers to reference a specific promotional identifier or tracking code, including, without limitation, products sold through surcharged downloads (to the extent expressly permitted hereunder).

PRODUCTION PLAN. "Production Plan" shall have the meaning set forth in
Section 10 of Exhibit F to this Agreement.

PROMO CONTENT. "Promo Content" shall have the meaning set forth in Section
1.3 of this Agreement.

PROMOTIONS. "Promotions shall have the meaning set forth in Section 1.1 of this Agreement.

PROMOTIONAL ACTIVITIES. "Promotional Activities" shall have the meaning set forth in Section 1.1 of this Agreement.

PROMOTIONAL MATERIALS. "Promotional Materials" shall have the meaning set forth in Section 1 of Exhibit G to this Agreement.

QUALIFIED INTERACTIVE SERVICE. An entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an Internet service provider); (ii) an interactive site or service featuring a broad selection of aggregated third party interactive content (or navigation thereto) (e.g., an online service or search and directory service) and/or marketing a broad selection of products and/or services across numerous interactive commerce categories (e.g., an online mall or other leading online commerce site); (iii) a persistent desktop client; and (iv) communications software capable of serving as the principal means through which a user creates, sends and receives electronic mail or real time online messages (whether by telephone, computer or other means).

REVENUE THRESHOLD. "Revenue Threshold" shall have the meaning set forth in
Section 4.2(i) of this Agreement.

SALES REPORTS. "Sales Reports" shall have the meaning set forth in Section
4.6.1 of this Agreement.

SHOPPING CHANNEL. "Shopping Channel" shall mean the areas within the "Shop@AOL," Shop@AOL.com," Shop@CompuServe," "Shop@Digital City,"
"Shop@Netcenter" and "Shop@ICQ" that are owned, maintained or controlled by the respective AOL Properties.

SHORTFALL. "Shortfall" shall have the meaning set forth in Section 1.2 of this Agreement.

SHORTFALL PENALTY. "Shortfall Penalty" shall have the meaning set forth in
Section 1.2 of this Agreement.

SPECIAL OFFERS. "Special Offers" shall have the meaning set forth in Section
2.7 of this Agreement.

TIER. "Tier" shall have the meaning set forth in Exhibit A hereto.

TERM. "Term" shall have the meaning set forth in Section 5.2 of this Agreement.

TRANSACTION REVENUES. Aggregate amounts paid by AOL Purchasers in connection with the sale, licensing, distribution or provision of any Products which 1-800-FLOWERS sells to AOL Purchasers on or through any 1-800-FLOWERS Affiliated Site, including, in each case, handling, shipping, Service Charges, and excluding, in each case, (a) amounts collected for sales or use taxes or duties, (b) credit card processing fees to the extent charged and/or collected by the credit card issuer and (c) credits and chargebacks for returned or canceled goods or services, but not excluding cost of goods sold or any similar cost.

*** PRODUCTS. "*** Products" shall have the meaning set forth in Section 2.8.2(a)(iii) of this Agreement.

*** Confidential treatment has been requested for this portion pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

YEAR. The time period between each of (i) the Effective Date and the first anniversary thereof; (ii) the first anniversary of the Effective Date and the second anniversary thereof; (iii) the second anniversary of the Effective Date and the third anniversary thereof; and (iv) the third anniversary of the Effective Date and the fourth anniversary thereof.

YEAR 1.  The first Year of this Agreement.

YEAR 2.  The second Year of this Agreement.

                                    EXHIBIT C

1-800-FLOWERS CROSS-PROMOTION

A. 1-800-FLOWERS shall prominently and regularly promote the Affiliated 1-800-FLOWERS Sites (making specific mention of their availability through the AOL Properties) in (i) approximately *** of 1-800-FLOWERS-controlled television, radio or print advertisements that are produced after the Effective Date and that specifically mention any of 1-800-FLOWERS' online or Internet-based shopping functionality and (ii) approximately *** of any publications, programs, features or other forms of media under 1-800-FLOWERS' control (excluding the advertisements subject to clause
     (i)). In this regard, in *** instances when 1-800-FLOWERS makes promotional reference in *** print advertisements to *** 1-800-FLOWERS Interactive Site (each such reference, a "Web Reference"), 1-800-FLOWERS shall include a specific reference to the availability of the Affiliated 1-800-FLOWERS Sites through AOL and its affiliated interactive properties of at least equal prominence to the Web Reference by the use of the Keyword Search
     Term for the AOL Service or otherwise); any listings of the applicable "URL(s)" for such Affiliated 1-800-FLOWERS Site(s) shall include a listing of the Keyword for the AOL Service of at least equal prominence to the Web Reference. AOL acknowledges that an occasional, unintentional failure to comply with the foregoing promotional commitments shall not be deemed a breach of this Agreement.

B. 1-800-FLOWERS shall ensure that (a) AOL is given the exclusive first opportunity to participate in *** of any online or Internet-related marketing and promotional activities, initiated and/or controlled by (directly or through an advertising agency) 1-800-FLOWERS, which 1-800-FLOWERS desires to conduct with any Interactive Service subsequent to execution hereof (so long as AOL informs 1-800-FLOWERS of its desire to participate in any such activity within five (5) business days following receipt of written notice from 1-800-FLOWERS detailing the opportunity) and (b) AOL receives substantially more promotion and marketing (in value, duration, prominence, etc.) from 1-800-FLOWERS than any such other Interactive Service receives from FLOWERS.

C. 1-800-FLOWERS shall include each of the following promotions for the Online Area and AOL within each 1-800-FLOWERS Interactive Site during the term of the Agreement: (i) a prominent "Try AOL" feature in the area where 1-800-FLOWERS mentions its business partners (which is currently known as "About 1-800-FLOWERS") where users can obtain promotional information about AOL products and services and, at AOL's option, download or order AOL's then-current version of client software for the America Online-Registered Trademark- brand service and (ii) a link from the 1-800-FLOWERS Interactive Site to AOL's primary site on the World Wide Web.

D. During the Initial Term, 1-800-FLOWERS shall not promote any Qualified Interactive Service (other than AOL) as its preferred Interactive Service.

E. In exchange for *** of cooperative advertising to be provided by AOL to 1-800-FLOWERS during the 1999 holiday season, 1-800-FLOWERS will provide AOL with *** of bookable in-kind advertising (to be mutually agreed upon by the Parties) during the Initial Term. Such in-kind advertising shall conform to requirements to be mutually agreed upon by the Parties, it being understood that it is the Parties' intention (i) to structure the in-kind advertising to allow for the recognition by AOL of *** of revenue therefrom, based on a valuation by an independent third-party valuation agency and (ii) unless otherwise agreed upon by the Parties, to have such in-kind advertising provided to AOL as evenly as possible over the course of the Term. The Parties acknowledge and agree that (i) AOL shall have the right to use a qualified third party to make such valuations and that (ii) such third party will value the in-kind advertising provided to AOL by 1-800-FLOWERS based upon the portion of such advertising (e.g., in terms of space, seconds, etc., as applicable) that features AOL. For the avoidance of doubt, subject to the requirements of this Section

*** Confidential treatment has been requested for this portion pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

     E, 1-800-FLOWERS shall have the right to credit in-kind advertising set forth in Section A of this Exhibit C towards the aforementioned *** commitment.






























*** Confidential treatment has been requested for this portion pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT D

                    DESCRIPTION OF PRODUCTS AND OTHER CONTENT


The Products to be offered by 1-800-FLOWERS on the Affiliated 1-800-FLOWERS Sites shall include:

     1.   Fresh-cut flowers, Gardening Products and Plants
     2.   Balloons
     3. Gift Baskets (which may include books related to the Products listed on this Exhibit D and Exhibit J)
     4.   Gourmet foods and candy
     5.   Home decor
     6. Books and videos related to fresh-cut flowers, Gardening Products and Plants; PROVIDED that such books and videos (excluding those books and videos promoted as part of a Gift Basket or promoted as part of a theme package (i.e., "Books and Blooms")) shall not be promoted, marketed or advertised by or on behalf of 1-800-FLOWERS on any home page of any Affiliated 1-800-FLOWERS Site; PROVIDED, FURTHER, that books shall not constitute more than *** of the annual gross revenues generated by the 1-800-FLOWERS Sites in any Year of the Initial Term.
     7.   Sentiment expression products and specialty gifts
     8.   Products listed on Exhibit J

     For the avoidance of doubt, during the Initial Term, 1-800-FLOWERS also shall be permitted to continue to offer on the Affiliated 1-800-FLOWERS Sites any Products or services offered by 1-800-FLOWERS on the AOL Service and AOL.com pursuant to the terms of the Original IMAs prior to the Effective Date hereof.


*** Confidential treatment has been requested for this portion pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT E

                                   OPERATIONS


1. AFFILIATED 1-800-FLOWERS SITES INFRASTRUCTURE. 1-800-FLOWERS shall be responsible for all communications, hosting and connectivity costs and expenses associated with the Affiliated 1-800-FLOWERS Sites. 1-800-FLOWERS shall provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the Affiliated 1-800-FLOWERS Sites from the AOL Network. 1-800-FLOWERS shall design and implement the network between the AOL Service and Affiliated 1-800-FLOWERS Sites such that (i) no single component failure shall have a materially adverse impact on AOL Members seeking to reach the Affiliated 1-800-FLOWERS Sites from the AOL Network and
     (ii) no single line under material control by 1-800-FLOWERS shall run at more than 70% average utilization for a 5-minute peak in a daily period. In this regard, 1-800-FLOWERS shall provide AOL, upon request, with a detailed network diagram regarding the architecture and network infrastructure supporting the Affiliated 1-800-FLOWERS Sites. In the event that 1-800-FLOWERS elects to create a custom version of any Affiliated 1-800-FLOWERS Site in order to comply with the terms of this Agreement, 1-800-FLOWERS shall bear responsibility for all aspects of the implementation, management and cost of such customized site.

2. OPTIMIZATION; SPEED. 1-800-FLOWERS shall use commercially reasonable efforts to ensure that: (a) the functionality and features within the Affiliated 1-800-FLOWERS Sites are optimized for the client software then in use by AOL Members; and (b) each of the Affiliated 1-800-FLOWERS Sites is designed and populated in a manner that minimizes delays when AOL Members attempt to access such site. At a minimum, 1-800-FLOWERS shall ensure that each Affiliated 1-800-FLOWERS Site's data transfers initiate within fewer than fifteen (15) seconds on average. Prior to commercial launch of any material promotions described herein, 1-800-FLOWERS shall permit AOL to conduct performance and load testing of the Affiliated 1-800-FLOWERS Sites (in person or through remote communications), with such commercial launch not to commence until such time as AOL is reasonably satisfied with the results of any such testing.

3. USER INTERFACE. 1-800-FLOWERS shall maintain a graphical user interface within each Affiliated 1-800-FLOWERS Site that is competitive in all material respects with interfaces of other similar sites based on similar form technology. AOL reserves the right to review the user interface and site design prior to launch of the Promotions and to conduct focus group testing to assess compliance with respect to such consultation and with respect to 1-800-FLOWERS' compliance with the preceding sentence.

4. TECHNICAL PROBLEMS. 1-800-FLOWERS agrees to use commercially reasonable efforts to address material technical problems (over which 1-800-FLOWERS exercises control) affecting use by AOL Members of the Affiliated 1-800-FLOWERS Sites (a "1-800-FLOWERS Technical Problem") promptly following notice thereof. In the event that 1-800-FLOWERS is unable to promptly resolve a 1-800-FLOWERS Technical Problem following notice thereof from AOL (including, without limitation, infrastructure deficiencies producing user delays), AOL shall have the right to regulate the promotions it provides to 1-800-FLOWERS hereunder until such time as 1-800-FLOWERS corrects the 1-800-FLOWERS Technical Problem at issue.

5. MONITORING. 1-800-FLOWERS shall use commercially reasonable efforts to ensure that the performance and availability of each Affiliated 1-800-FLOWERS Site is monitored on a reasonably continuous basis. 1-800-FLOWERS shall provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for 1-800-FLOWERS' principal business and technical representatives, for use in cases when issues or problems arise with respect to any Affiliated 1-800-FLOWERS Site.

6. TELECOMMUNICATIONS. Where applicable 1-800-FLOWERS shall utilize encryption methodology to secure data communications between the Parties' data centers. The network between the Parties shall be configured such that no single component failure shall significantly impact AOL Users. The network shall be sized such that no single line over which the 1-800-FLOWERS has material control runs at more than 70% average utilization for a 5-minute peak in a daily period.

7. SECURITY. 1-800-FLOWERS shall utilize Internet standard encryption technologies (e.g., Secure Socket Layer - SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from any Affiliated 1-800-FLOWERS Site. 1-800-FLOWERS shall facilitate periodic reviews of the Affiliated 1-800-FLOWERS Sites by AOL in order to evaluate the security risks of such site. 1-800-FLOWERS shall promptly remedy any


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

     security risks or breaches of security as may be identified by AOL's Operations Security team.

8.   TECHNICAL PERFORMANCE.

     i. 1-800-FLOWERS shall design the Affiliated 1-800-FLOWERS Sites to support the AOL-client embedded versions of the Microsoft Internet Explorer 3.XX and 4.XX browsers (Windows and Macintosh)and the Netscape Browser 4.XX and make commercially reasonable efforts to support all other AOL browsers listed at:
     "http://webmaster.info.aol.com."

     ii. To the extent 1-800-FLOWERS creates customized pages on any Affiliated 1-800-FLOWERS Site for AOL Members, 1-800-FLOWERS shall develop and employ a methodology to detect AOL Members (e.g. examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at: "http://webmaster.info.aol.com)."

     iii. 1-800-FLOWERS shall periodically review the technical information made available by AOL at http://webmaster.info.aol.com.

     iv. 1-800-FLOWERS shall design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 and to adhere to AOL's parameters for refreshing or preventing the caching of information in AOL's proxy system as outlined in the document provided at the following URL: http://webmaster.info.aol.com. 1-800-FLOWERS is responsible for the manipulation of these parameters in web-based objects so as to allow them to be cached or not cached as outlined in RFC 1945.

     v. Prior to releasing material, new functionality or features through any Affiliated 1-800-FLOWERS Site ("New Functionality"), 1-800-FLOWERS shall use commercially reasonable efforts to (i) test the New Functionality to confirm its compatibility with AOL Service client software and (ii) provide AOL with written notice of the New Functionality so that AOL can perform tests of the New Functionality to confirm its compatibility with the AOL Service client software. Should any new material, new functionality or features through any Affiliated 1-800-FLOWERS Site be released without notification to AOL, AOL shall not be responsible for any adverse member experience until such time that compatibility tests can be performed and the new material, functionality or features qualified for the AOL Service

9. AOL INTERNET SERVICES 1-800-FLOWERS SUPPORT. AOL shall provide 1-800-FLOWERS with access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based partners. AOL support shall not, in any case, be involved with content creation on behalf of 1-800-FLOWERS or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any 1-800-FLOWERS area other than the Affiliated 1-800-FLOWERS Sites. Support to be provided by AOL is contingent on 1-800-FLOWERS providing to AOL demo account information (where applicable), a detailed description of the respective Affiliated 1-800-FLOWERS Site's software, hardware and network architecture and access to the respective Affiliated 1-800-FLOWERS Site for purposes of such performance and load testing as AOL elects to conduct.


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

                                    EXHIBIT F

                   STANDARD ONLINE COMMERCE TERMS & CONDITIONS


1. AOL NETWORK DISTRIBUTION. 1-800-FLOWERS shall not authorize or knowingly permit any third party to distribute or promote the Products or any 1-800-FLOWERS Interactive Site through the AOL Network absent AOL's prior written approval. The Promotions and any other promotions or advertisements purchased from or provided by AOL shall link only to the Affiliated 1-800-FLOWERS Sites, shall be used by 1-800-FLOWERS solely for its own benefit and shall not be resold, traded, exchanged, bartered, brokered or otherwise offered to any third party.

2. PROVISION OF OTHER CONTENT. In the event that AOL notifies 1-800-FLOWERS that (i) as reasonably determined by AOL, any Content within the Affiliated 1-800-FLOWERS Sites violates AOL's then-standard Terms of Service (as set forth on the America Online-Registered Trademark- brand service at Keyword term "TOS"), the terms of this Agreement or any other standard, written AOL policy or (ii) AOL reasonably objects to the inclusion of any Content within the Affiliated 1-800-FLOWERS Sites (other than any specific items of Content which may be expressly identified in this Agreement), then 1-800-FLOWERS shall take commercially reasonable steps to block access by AOL Users to such Content using 1-800-FLOWERS' then-available technology. In the event that 1-800-FLOWERS cannot, through its commercially reasonable efforts, block access by AOL Users to the Content in question, then 1-800-FLOWERS shall provide AOL prompt written notice of such fact. AOL may then, at its option, restrict access from the AOL Network to the Content in question using technology available to AOL. 1-800-FLOWERS shall cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

3. CONTESTS. 1-800-FLOWERS shall take all steps necessary to ensure that any contest, sweepstakes or similar promotion conducted or promoted through the Affiliated 1-800-FLOWERS Sites (a "Contest") complies with all applicable federal, state and local laws and regulations. 1-800-FLOWERS shall use commercially reasonable efforts to provide AOL of at least thirty (30) days prior written notice of any such Contest.

4. NAVIGATION. Subject to the prior consent of 1-800-FLOWERS, which consent shall not be unreasonably withheld, AOL shall be entitled to establish navigational icons, links and pointers connecting the Affiliated 1-800-FLOWERS Sites (or portions thereof) with other content areas on or outside of the AOL Network. Additionally, in cases where an AOL User performs a search for 1-800-FLOWERS through any search or navigational tool or mechanism that is accessible or available through the AOL Network (e.g., Promotions, Keyword Search Terms, or any other promotions or navigational tools), AOL shall have the right to direct such AOL User to the applicable Affiliated 1-800-FLOWERS Site, or any other 1-800-FLOWERS Interactive Site determined by AOL in its reasonable discretion.

5. DISCLAIMERS. Upon AOL's request, 1-800-FLOWERS agrees to include in a prominent area to be agreed upon by the Parties of each Affiliated 1-800-FLOWERS Site, a product disclaimer to be mutually agreed upon by the Parties and indicating that transactions are solely between 1-800-FLOWERS and AOL Users purchasing Products from 1-800-FLOWERS.

6. LOOK AND FEEL. 1-800-FLOWERS acknowledges and agrees that AOL shall own all right, title and interest in and to the elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with online areas contained within the AOL Network, subject to 1-800-FLOWERS' ownership rights in any 1-800-FLOWERS trademarks or copyrighted material within the Affiliated 1-800-FLOWERS Sites and the 1-800-FLOWERS Look and Feel. AOL acknowledges and agrees that 1-800-FLOWERS shall own all right, title and interest in and to the 1-800-FLOWERS Look and Feel and the Affiliated 1-800-FLOWERS Site, subject to the AOL Look and FEEL.

7. MANAGEMENT OF THE AFFILIATED 1-800-FLOWERS SITES. 1-800-FLOWERS shall manage, review, delete, edit, create, update and otherwise manage all Content available on or through the Affiliated 1-800-FLOWERS Sites, in a timely and professional manner and in accordance with the terms of this Agreement. 1-800-FLOWERS shall ensure that each Affiliated 1-800-FLOWERS Site is current, accurate and well-organized at all times. 1-800-FLOWERS warrants that the Products and other Licensed Content: (i) shall not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music-related rights; (ii) shall not violate AOL's then-applicable Terms of Service or any other standard, written AOL policy available online or otherwise provided to 1-800-FLOWERS; and (iii) shall not violate any applicable law or regulation, including those relating to contests, sweepstakes or similar promotions. Additionally, 1-800-FLOWERS represents and warrants that it owns or has a valid license to all rights to any Licensed Content used in AOL "slideshow" or other formats embodying elements such as graphics, animation and sound, free and clear of all encumbrances and without violating the rights of any other person or entity. 1-800-FLOWERS also warrants that a reasonable basis exists for all Product performance or comparison claims appearing through the Affiliated 1-800-FLOWERS Sites. 1-800-FLOWERS shall not in any manner, including, without limitation in any Promotion, the Licensed Content or the Materials state or


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

     imply that AOL recommends or endorses 1-800-FLOWERS or 1-800-FLOWERS' Products (e.g., no statements that 1-800-FLOWERS is an "official" or "preferred" provider of products or services for AOL); PROVIDED, HOWEVER, that 1-800-FLOWERS shall have the right (provided that 1-800-FLOWERS is in compliance with the terms and conditions of this Agreement) upon the prior approval of AOL to state that it is the exclusive marketer of the Exclusive Products on the AOL Properties (as defined herein). AOL shall have no obligations with respect to the Products available on or through the Affiliated 1-800-FLOWERS Sites, including, but not limited to, any duty to review or monitor any such Products.

8. DUTY TO INFORM. 1-800-FLOWERS shall promptly inform AOL of any information related to the Affiliated 1-800-FLOWERS Sites which could reasonably lead to a claim, demand, or liability of or against AOL and/or its affiliates by any third party.

9.   CUSTOMER SERVICE.

          (a) GENERAL. It is the sole responsibility of 1-800-FLOWERS to provide customer service to persons or entities purchasing Products through the AOL Network ("Customers"), as further described in Exhibit H to this Agreement. 1-800-FLOWERS shall bear full responsibility for all customer service, including without limitation, order processing, billing, fulfillment, shipment, collection and other customer service associated with any Products offered, sold or licensed through the Affiliated 1-800-FLOWERS Sites, and AOL shall have no obligations whatsoever with respect thereto. 1-800-FLOWERS shall receive all emails from Customers via a computer available to 1-800-FLOWERS' customer service staff and generally respond to such emails within one business day of receipt. 1-800-FLOWERS shall receive all orders electronically and generally process all orders within one business day of receipt, provided Products ordered are not advance order items. 1-800-FLOWERS shall ensure that all orders of Products are received, processed, fulfilled and delivered on a timely and professional basis. 1-800-FLOWERS shall offer AOL Users who purchase Products through such Affiliated 1-800-FLOWERS Sites its customary satisfaction guarantee. 1-800-FLOWERS shall bear all responsibility for compliance with federal, state and local laws in the event that Products are out of stock or are no longer available at the time an order is received. 1-800-FLOWERS shall also comply with the requirements of any federal, state or local consumer protection or disclosure law. Payment for Products shall be collected by 1-800-FLOWERS directly from customers. 1-800-FLOWERS' order fulfillment operation shall be subject to AOL's reasonable review.

          (b) CUT-OFF TIME. In addition to the customer service requirements set forth in Section 9(a) above (as the same may be reasonably amended by AOL from time to time), 1-800-FLOWERS shall ensure same-day delivery for orders received before 12:30 p.m. (the "Cut-Off Time") in the time zone in which the order is to be delivered; PROVIDED, HOWEVER, that the Cut-Off Time may be expanded or contracted by 1-800-FLOWERS during holiday periods due to significant changes in market demand; PROVIDED, FURTHER, that 1-800-FLOWERS shall use all reasonable efforts to notify AOL before the Cut-Off Time is changed. Notwithstanding the foregoing, 1-800-FLOWERS hereby acknowledges and agrees that the Cut-Off Time with respect to AOL Purchasers shall be no earlier than the cut-off time for any other 1-800-FLOWERS partner (except due to specific performance failures of the AOL Network (e.g., downtime of e-mail, etc.). If same-day service will not be feasible for a particular order, 1-800-FLOWERS hereby agrees to use its best efforts (by e-mail, phone, etc.) to notify the customer that the order will be delivered the next day. Next-day delivery shall always be attempted, even during busy holiday seasons.

10. PRODUCTION WORK. In the event that 1-800-FLOWERS requests AOL's production assistance in connection with (i) ongoing programming and maintenance related to the Affiliated 1-800-FLOWERS Sites, (ii) a redesign of or addition to the Affiliated 1-800-FLOWERS Sites (e.g., a change to an existing screen format or construction of a new custom form), (iii) production to modify work performed by a third party provider or (iv) any other type of production work, 1-800-FLOWERS shall work with AOL to develop a detailed production plan for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL shall notify 1-800-FLOWERS of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production and maintenance work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of the agreed-upon Production Plan, such agreement shall be reflected in a separate work order signed by the Parties. To the extent 1-800-FLOWERS elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's standards & practices (as provided on the America Online brand service at Keyword term "styleguide"). The specific production resources which AOL allocates to any production work to be performed on behalf of 1-800-FLOWERS shall be as determined by AOL in its sole discretion. With respect to any routine production, maintenance or related services which AOL reasonably determines are necessary for AOL to perform in order to support the proper functioning and integration of the Affiliated 1-800-FLOWERS Sites ("Routine Services"), 1-800-FLOWERS shall pay the then-standard fees charged by AOL for such Routine Services.

11. OVERHEAD ACCOUNTS. To the extent AOL has granted 1-800-FLOWERS any overhead accounts on the AOL Properties, 1-800-FLOWERS shall be responsible for the actions taken under or through its overhead accounts, which actions are subject to AOL's applicable Terms of Service and for any surcharges, including, without limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any overhead Account issued to 1-800-FLOWERS, but 1-800-FLOWERS shall not be liable for charges incurred by any overhead account relating to AOL's standard monthly usage fees and standard hourly charges, which charges AOL shall bear. Upon the termination of this Agreement, all overhead accounts, related screen names and any associated usage credits or similar rights, shall automatically terminate. AOL shall have no liability for loss of any data or content related to the proper termination of any overhead account.


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

12. NAVIGATION TOOLS. In addition to the Keyword Search Terms granted to 1-800-FLOWERS under the Original IMAs and set forth on Exhibit A hereto, any further Keyword Search Terms to be directed to any Affiliated 1-800-FLOWERS Site shall be (i) subject to availability for use by 1-800-FLOWERS and (ii) limited to the combination of the Keyword-TM- search modifier (i.e., "Keyword:") combined with a registered trademark of 1-800-FLOWERS. AOL reserves the right to revoke at any time 1-800-FLOWERS' use of any Keyword Search Terms which do not incorporate registered trademarks of 1-800-FLOWERS. 1-800-FLOWERS acknowledges that its utilization of a Keyword Search Term shall not create in it, nor shall it represent it has, any right, title or interest in or to such Keyword Search Term, other than the right, title and interest 1-800-FLOWERS holds in 1-800-FLOWERS' registered trademark independent of the Keyword Search Term. Without limiting the generality of the foregoing, 1-800-FLOWERS shall not:
     (a) attempt to register or otherwise obtain trademark or copyright protection in the Keyword Search Term; or (b) use the Keyword Search Term, except for the purposes expressly required or permitted under this Agreement. To the extent AOL allows AOL Users to "bookmark" the URL or other locator for any Affiliated 1-800-FLOWERS Site, such bookmarks shall be subject to AOL's control at all times. Upon the termination of this Agreement, 1-800-FLOWERS' rights to any Keyword Search Terms and bookmarking shall terminate.

13. MERCHANT CERTIFICATION PROGRAM. 1-800-FLOWERS shall participate in any generally applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors. Such program may require merchant participants on an ongoing basis to meet certain reasonable, generally applicable standards relating to provision of electronic commerce through the AOL Network (including, as a minimum, use of 40-bit SSL encryption and if requested by AOL, 128-bit encryption) and may also require the payment of certain reasonable certification fees to the applicable entity operating the program. Each Certified Merchant in good standing shall be entitled to place on its affiliated Interactive Site an AOL designed and approved button promoting the merchant's status as an AOL Certified Merchant.

14. PROHIBITION OF PROMOTIONAL PROGRAMS. On the Affiliated 1-800-FLOWERS Sites, 1-800-FLOWERS shall not offer, provide, implement or otherwise make available any promotional programs or plans that are intended to provide customers with rewards or benefits in exchange for, or on account of, their past or continued loyalty to, or patronage or purchase of, the products or services of 1-800-FLOWERS or any third party (e.g., a promotional program similar to a "frequent flier" program) other than travel-related or 1-800-FLOWERS' proprietary flowers-related frequent purchasing programs, unless such promotional program or plan is provided exclusively through AOL's "AOL Rewards" program, accessible on the AOL Service at Keyword: "AOL Rewards" (unless otherwise consented to by AOL, which consent shall not be unreasonably withheld).

                                    EXHIBIT G

                        STANDARD LEGAL TERMS & CONDITIONS




1. PROMOTIONAL MATERIALS/PRESS RELEASES. Each Party shall submit to the other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any marketing, advertising, or other promotional materials, related to the Affiliated 1-800-FLOWERS Sites and/or referencing the other Party and/or its trade names, trademarks, and service marks (the "Promotional Materials"); PROVIDED, HOWEVER, that either Party's use of screen shots of the Affiliated 1-800-FLOWERS Sites for promotional purposes shall not require the approval of the other Party so long as America Online-Registered Trademark- is clearly identified as the source of such screen shots; PROVIDED, FURTHER, that following the initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference to the existence of a business relationship between the Parties in Promotional Materials, shall not require the approval of the other Party. Each Party shall solicit and reasonably consider the views of the other Party in designing and implementing such Promotional Materials. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the Affiliated 1-800-FLOWERS Sites and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted. It is agreed and understood that the Parties shall work together to prepare a press release to be issued as soon as reasonably possible following the execution of this Agreement, and in no event, more than ten (10) business days thereafter (unless otherwise required by applicable law).

2. LICENSE. During the Term, 1-800-FLOWERS hereby grants AOL a non-exclusive worldwide license to market, license, distribute, reproduce, display, perform, transmit and promote the Licensed Content (or any portion thereof) through such areas or features of the AOL Network as AOL deems appropriate solely in accordance with the terms and conditions hereof. 1-800-FLOWERS acknowledges and agrees that the foregoing license permits AOL to distribute portions of the Licensed Content in synchronism or timed relation with visual displays prepared by 1-800-FLOWERS or AOL on behalf of 1-800-FLOWERS at 1-800-FLOWERS' request (e.g., as part of an AOL "slideshow"). Subject to such license, 1-800-FLOWERS retains all right, title and interest in the Licensed Content. In addition, AOL Users shall have the right to access and use the Affiliated 1-800-FLOWERS Sites.

3. TRADEMARK LICENSE. In designing and implementing the Materials and subject to the other provisions contained herein, 1-800-FLOWERS shall be entitled to use the following trade names, trademarks, and service marks of AOL and CompuServe (respectively): the "America Online-Registered Trademark-" brand service, "AOL-TM-" service/software, AOL's triangle logo and the "CompuServe" trademark; and AOL and its affiliates shall be entitled to use the trade names, trademarks, and service marks of 1-800-FLOWERS for which 1-800-FLOWERS holds all rights necessary for use in connection with this Agreement (e.g., 1-800-Flowers, Gift Concierge Service, World's Favorite Florist, Freshness
Care System, Fresh Thoughts, 1-800-FLOWERS.com, Gardenworks, etc.) (collectively, together with the AOL marks listed above, the "Marks");
provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party; and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other
Party's Marks in accordance with applicable trademark law and practice.

4. OWNERSHIP OF TRADEMARKS. Each Party acknowledges the ownership right of the other Party in the Marks of the other Party and agrees that all use of the other Party's Marks shall inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that its utilization of the other Party's Marks shall not create in it, nor shall it represent it has, any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party (including, without limitation, seeking to register the other Party's Marks as part of a composite mark).

5. QUALITY STANDARDS. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks shall conform to quality standards set by the other Party. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party shall comply with all applicable laws, regulations, and customs and obtain any required government approvals pertaining to use of the other Party's marks.

6. INFRINGEMENT PROCEEDINGS. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party shall have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party with its reasonable cooperation and assistance with respect to any such infringement proceedings.

7. REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other Party that: (i) such Party has the full corporate


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

right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and shall not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement shall constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement. 1-800-FLOWERS hereby represents and warrants that it possesses all authorizations, approvals, consents, licenses, permits, certificates or other rights and permissions necessary to sell the Products.

8. CONFIDENTIALITY. Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each
Party agrees that it shall take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of two (2) years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents who must have access to such Confidential Information to perform such Party's obligations hereunder, who shall each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party shall provide at least five
(5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either
Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party shall (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

9.   LIMITATION OF LIABILITY; DISCLAIMER; INDEMNIFICATION.

  (a) LIABILITY. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF PRODUCTS, THE USE OR INABILITY TO USE THE AOL NETWORK, THE AOL SERVICE, AOL.COM OR THE AFFILIATED 1-800-FLOWERS SITES, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 9(c). EXCEPT AS PROVIDED IN SECTION 9(c),
(I) LIABILITY ARISING UNDER THIS AGREEMENT SHALL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES, AND (II) THE MAXIMUM LIABILITY OF ONE PARTY TO THE OTHER PARTY FOR ANY CLAIMS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE THE AGGREGATE AMOUNT OF PAYMENT OBLIGATIONS TO BE PAID TO AOL BY 1-800-FLOWERS HEREUNDER IN THE YEAR IN WHICH THE EVENT GIVING RISE TO THE LIABILITY OCCURS; PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY PURSUANT TO THE AGREEMENT.

(B) NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, THE AOL SERVICE, AOL.COM OR THE AFFILIATED 1-800-FLOWERS SITES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE AFFILIATED 1-800-FLOWERS SITES.

(c) INDEMNITY. Either Party shall defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation, or warranty of this Agreement.

(d) CLAIMS. If a Party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party shall give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice shall
(i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party shall have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) day period, the Indemnifying Party shall be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party shall have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party shall be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party shall cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party shall have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action shall require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

10. ACKNOWLEDGMENT. AOL and 1-800-FLOWERS each acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The limitations and disclaimers related to warranties and liability contained in this Agreement are intended to limit the circumstances and extent of liability. The provisions of this
Section 10 shall be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

11. SOLICITATION OF AOL USERS. During the term of the Agreement and for a one
(1) year period following the expiration or termination of this Agreement, 1-800-FLOWERS shall not use the AOL Network (including, without limitation, the e-mail network contained therein) to solicit AOL Users on behalf of another Interactive Service. More generally, 1-800-FLOWERS shall not send unsolicited, commercial e-mail (i.e., "spam") or other online communications through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" shall mean that the AOL User to whom commercial e-mail or other online communication is being sent has voluntarily either (i) engaged in a transaction with 1-800-FLOWERS or (ii) provided information to 1-800-FLOWERS through a contest, registration, or other communication, which included reasonably clear notice to the AOL User that the information provided could result in commercial e-mail or other online communication being sent to that AOL User by 1-800-FLOWERS or its agents. Any commercial e-mail or other online communications to AOL Users which are otherwise permitted hereunder, shall (a) include a prominent and reasonably easy means to "opt-out" of receiving any future commercial communications from 1-800-FLOWERS, and (b) shall also be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the AOL product or service in question).

12. AOL USER COMMUNICATIONS. During the Term of this Agreement and for a period of one (1) year thereafter, to the extent that 1-800-FLOWERS is permitted to communicate with AOL Users under Section 11 of this Exhibit G, in any such communications to AOL Users on or (specifically targeting AOL Users) off the Affiliated 1-800-FLOWERS Sites (including, without limitation, e-mail solicitations), 1-800-FLOWERS shall not encourage AOL Users to use an Interactive Site other than the Affiliated 1-800-FLOWERS Sites for the purchase of Products, (ii) using Content other than the Licensed Content;
(iii) bookmarking of Interactive Sites; or (iv) changing the default home page on the AOL browser. Additionally, with respect to such AOL User communications, in the event that 1-800-FLOWERS encourages an AOL User to purchase products through such communications, 1-800-FLOWERS shall ensure that (a) the AOL Network is promoted as the primary means through which the AOL User can access the Affiliated 1-800-FLOWERS Sites and (b) any link to any Affiliated 1-800-FLOWERS Site shall link to a page which indicates to the AOL User that such user is in a site which is affiliated with the AOL Network.

13. COLLECTION AND USE OF USER INFORMATION. 1-800-FLOWERS shall ensure that its collection, use and disclosure of information obtained from AOL Users under this Agreement and through any Affiliated 1-800-FLOWERS Site ("User Information") complies with (i) all applicable laws and regulations and (ii) AOL's standard privacy policies, available on the AOL Service at the keyword term "Privacy" (or, in the case of the Affiliated 1-800-FLOWERS Sites, 1-800-FLOWERS' standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding 1-800-FLOWERS' collection, use and disclosure of user information). 1-800-FLOWERS shall not disclose User Information collected hereunder to any third party in a manner that identifies AOL Users as end users of an AOL product or service or during the Term (and thereafter, to the extent expressly provided for herein) use Member Information collected under this Agreement to market another Interactive Service

14. EXCUSE. Neither Party shall be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

15. INDEPENDENT CONTRACTORS. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or employee of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

16. NOTICE. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network (to screenname "AOLNotice@AOL.com" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice shall be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of 1-800-FLOWERS, except as otherwise specified herein, the notice address shall be the address for 1-800-FLOWERS set forth in the first paragraph of this Agreement (to the attention of Chris McCann and with a copy to Jerry Gallagher, Esq.), with the other relevant notice information, including the recipient's fax number or AOL e-mail address, to be as reasonably identified by AOL.

17. NO WAIVER. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

18. RETURN OF INFORMATION. Upon the expiration or termination of this Agreement, each Party shall, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified the other Party.

19. SURVIVAL. Section 4 (to the extent any such amounts are due and payable pursuant to the terms of this Agreement) and Section 6 of the body of the Agreement, and Sections 8, 9, 11, 12, 13, 16, 19, 24, 25 and 26 of this Exhibit G, (and any other Sections shall survive the completion, expiration, termination or cancellation of this Agreement.

20. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

21. AMENDMENT. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment, and in the case of either Party, by an executive with a title of at least Senior Vice President.

22. FURTHER ASSURANCES. Each Party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

23. ASSIGNMENT. Except for the assignment transfer or delegation by either Party to an affiliate by way of merger, consolidation or sale of all (or substantially all) of such party's outstanding voting securities or assets, neither Party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other Party. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

24. CONSTRUCTION; SEVERABILITY. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

25. REMEDIES. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity; provided that, in connection with any dispute hereunder, Neither Party shall be entitled to offset any amounts that it claims to be due and payable from the other Party against amounts otherwise payable by the other Party to such Party.

26. APPLICABLE LAW. Except as otherwise expressly provided herein, this Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of New York except for its conflicts of laws principles.

27. EXPORT CONTROLS. Both Parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data and shall not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

28. HEADINGS. The captions and headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

29. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document

                                    EXHIBIT H


                          CUSTOMER SERVICE REQUIREMENTS




1. Commercially reasonable best efforts to process orders electronically within one (1) hour from receipt (if between 7A.M. and 7P.M. EST) and to promptly transmit orders to the receiving supplier.

2. Deliver all merchandise in professional packaging. All packages should arrive undamaged, well packed and neat (barring any shipping disasters).

3. Make available customer service personnel dedicated to the online medium (i.e., people whose primary concern is the online customer's orders) and make at least one customer service representative available from 9:00 p.m. - midnight E.S.T. during the week before each peak holiday period such as Thanksgiving, Christmas/Chanukkah, Valentine's Day, Easter, Mother's Day, New Years and Secretaries' Week, to answer questions in an "online conference room" set up specifically for the relevant 1-800-FLOWERS store. Online customers shall be given as much priority as customers coming through any other sales channel.

4. Respond promptly and professionally to questions, comments, complaints and other reasonable requests from AOL Members regarding the Products, including, at a minimum, best efforts to receive and respond to e-mails within twenty-four (24) hours of receipt via a computer available to the customer service staff.

5.   Provide the customer with an order confirmation within twenty-four
     (24) hours of receipt. Order confirmation should include any information such order status (temporary back order or out of stock situations), and expected delivery times.

6. Have the ability to handle volumes in excess of twenty-five percent (25%) to fifty percent (50%) of 1-800-FLOWERS' average daily order volumes.

7. Regularly monitor on-line store to minimize/eliminate the promotion of out-of-stock merchandise.

8. Ship the displayed product at the price displayed in any Affiliated 1-800-FLOWERS Site without substituting.

9. Offer all AOL Purchasers a 100% satisfaction guarantee, pursuant to which, 1-800-FLOWERS agrees to replace or refund orders upon such AOL Purchaser's or AOL's request, in accordance with 1-800-FLOWERS' standard customer service policy.

10.  Comply with all applicable disclosure laws.

                                    EXHIBIT I


         CO-BRANDING REQUIREMENTS ON THE 1-800-FLOWERS AFFILIATED SITES




I. AOL SERVICE. The AOL Service will maintain the current co-branding as in effect under the Original IMA (including, without limitation, the use of the "Rainman" screens).

II. AOL.COM. Commencing on a mutually agreed upon date(s) after the Effective Date. 1-800-FLOWERS shall create a version of the principal 1-800-FLOWERS Interactive Site customized for distribution through AOL.com (the "1-800-FLOWERS/AOL.com Site") by (w) developing the 1-800-FLOWERS/AOL.com Site as a "cul de sac" site containing no links outside of the 1-800-FLOWERS/AOL.com Site other than to AOL.com, other AOL or third party Content determined by AOL, or advertisements permitted under this Agreement, (x) displaying on each page of the 1-800-FLOWERS/AOL.com Site headers and footers of size and type determined by AOL and which contain both AOL.com and 1-800-FLOWERS branding, links to AOL.com, a Netfind search box and two (2) promotional spaces to be programmed by AOL, (y) programming each page of the 1-800-FLOWERS/AOL.com Site with a co-branded domain name (e.g., 1800Flowers.aol.com) and (z) matching the look and feel of AOL.com on the 1-800-FLOWERS/AOL.com Site. All registration and community-related utilities and functionality (including, without limitation, chat, message boards, and web page community services such as AOL Hometown) shall be managed by AOL. The 1-800-FLOWERS/AOL.com Site shall contain Content of substantially the same quality, scope, functionality, terms and conditions as the Content on any other 1-800-FLOWERS Interactive Site. 1-800-FLOWERS will, in accordance with the Programming Plan, and subject to the terms of this Agreement, (1) provide AOL with Content for the areas and screens of AOL.com described in the Programming Plan, and (2) program and manage the Content on the 1-800-FLOWERS/AOL.com Site for distribution through AOL.com. All terms and conditions of this Agreement applicable to any 1-800-FLOWERS Interactive Site shall apply to the 1-800-FLOWERS/AOL.com Site except as expressly otherwise stated.

III. COMPUSERVE SERVICE. Commencing on a mutually agreed upon date(s) after the Effective Date. 1-800-FLOWERS shall create a version of the principal 1-800-FLOWERS Interactive Site customized for distribution through the CompuServe Service (the "1-800-FLOWERS/CIS Site") by (w) developing the 1-800-FLOWERS/CIS Site as a "cul de sac" site containing no links outside of the 1-800-FLOWERS/CIS Site other than to the CompuServe Service, other AOL or third party Content determined by AOL, or advertisements permitted under this Agreement, (x) displaying on each page of the 1-800-FLOWERS/CIS Site headers and footers of size and type determined by AOL or CompuServe and which contain both CIS and 1-800-FLOWERS branding, links to the CompuServe Service and two (2) promotional spaces to be programmed by AOL or CompuServe, (y) programming each page of the 1-800-FLOWERS/CIS Site with a co-branded domain name (e.g., 1800Flowers.compuserve.com) and (z) matching the look and feel of the CompuServe Service on the 1-800-FLOWERS/CIS Site. All registration and community-related utilities and functionality (including, without limitation, chat, message boards, and web page community services) shall be managed by AOL or CompuServe. The 1-800-FLOWERS/CIS Site shall contain Content of substantially the same quality, scope, functionality, terms and conditions as the Content on any other 1-800-FLOWERS Interactive Site. 1-800-FLOWERS will, in accordance with the Programming Plan, and subject to the terms of this Agreement, (1) provide AOL with Content for the areas and screens of the CompuServe Service described in the Programming Plan, and (2) program and manage the Content on the 1-800-FLOWERS/CIS Site for distribution through the CompuServe Service. All terms and conditions of this Agreement applicable to any 1-800-FLOWERS Interactive Site shall apply to the 1-800-FLOWERS/CIS Site except as expressly otherwise stated.

IV. NETSCAPE NETCENTER. The Service Pages will be co-branded by Netscape and 1-800-FLOWERS. The co-branding will be subject to Netscape's Guidelines and will include 1-800-FLOWERS' company name and logo. Furthermore, 1-800-FLOWERS shall take reasonable efforts to ensure that Netscape traffic is generally either kept within the Service Pages or channeled back into Netcenter. To the extent that Netscape notifies Participant in writing that, in Netscape's reasonable judgment, links from the Service Pages cause an excessive amount of user traffic to be diverted outside of such site and Netscape Netcenter in a manner that has a detrimental effect on the traffic flow of the user audience, then 1-800-FLOWERS shall immediately reduce the number of links out of such site(s). In the event that 1-800-FLOWERS cannot or does not so limit diverted traffic from such site, Netscape (or AOL, as the case may be) reserves the right to take control of the relevant Service Pages.
         For purposes of these co-branding requirements, "Service Pages" shall mean all pages of the specific area within the Netscape
         Network which shall be developed, managed or marketed by 1-800-FLOWERS pursuant to this Agreement, including but not limited to the Licensed Content, any functionality or services, message boards, chat and other Netscape Member-supplied content areas contained therein (but excluding any site or area outside of Netscape Netcenter that is linked to Netscape Netcenter (through a "pointer" or similar link) in accordance with the terms and conditions of this Agreement).

V. ICQ SERVICE. Commencing on a mutually agreed upon date(s) after the Effective Date. 1-800-FLOWERS shall create a version of the principal 1-800-FLOWERS Interactive Site customized for distribution through the ICQ Service (the "1-800-FLOWERS/ICQ Site") by (w) developing the 1-800-FLOWERS/ICQ Site as a "cul de sac" site containing no links outside of the 1-800-FLOWERS/ICQ Site other than to the ICQ Service, other AOL or third party Content determined by AOL, or advertisements permitted under this Agreement, (x) displaying on each page of the 1-800-FLOWERS/ICQ Site headers and footers of size and type determined by AOL and which contain both ICQ and 1-800-FLOWERS branding, links to the ICQ Service and two (2) promotional spaces to be programmed by AOL,
         (y) programming each page of the 1-800-FLOWERS/ICQ Site with a co-branded domain name (e.g., 1800Flowers.icq.com) and (z) matching the look and feel of the ICQ Service on the 1-800-FLOWERS/ICQ Site. All registration and community-related utilities and functionality (including, without limitation, chat, message boards, and web page community services) shall be managed by AOL or ICQ. The 1-800-FLOWERS/ICQ Site shall contain Content of substantially the same quality, scope, functionality, terms and conditions as the Content on any other 1-800-FLOWERS Interactive Site. 1-800-FLOWERS will, in accordance with the Programming Plan, and subject to the terms of this Agreement, (1) provide AOL with Content for the areas and screens of the ICQ Service described in the Programming Plan, and (2) program and manage the Content on the 1-800-FLOWERS/ICQ Site for distribution through the ICQ Service. All terms and conditions of this Agreement applicable to any 1-800-FLOWERS Interactive Site shall apply to the 1-800-FLOWERS/ICQ Site except as expressly otherwise stated.

VI. DIGITAL CITY. Commencing on a mutually agreed upon date(s) after the Effective Date. 1-800-FLOWERS shall create a version of the principal 1-800-FLOWERS Interactive Site customized for distribution through the CompuServe Service (the "1-800-FLOWERS/DCI Site") by (w) developing the 1-800-FLOWERS/DCI Site as a "cul de sac" site containing no links outside of the 1-800-FLOWERS/DCI Site other than to Digital City, other AOL or third party Content determined by AOL, or advertisements permitted under this Agreement, (x) displaying on each page of the 1-800-FLOWERS/DCI Site headers and footers of size and type determined by AOL and which contain both DCI and 1-800-FLOWERS branding, links to Digital City and two (2) promotional spaces to be programmed by AOL,
         (y) programming each page of the 1-800-FLOWERS/DCI Site with a co-branded domain name (e.g., 1800Flowers.digitalcity.com) and (z) matching the look and feel of Digital City on the 1-800-FLOWERS/DCI Site. All registration and community-related utilities and functionality (including, without limitation, chat, message boards, and web page community services) shall be managed by AOL. The 1-800-FLOWERS/DCI Site shall contain Content of substantially the same quality, scope, functionality, terms and conditions as the Content on any other 1-800-FLOWERS Interactive Site. 1-800-FLOWERS will, in accordance with the Programming Plan, and subject to the terms of this Agreement, (1) provide AOL with Content for the areas and screens of Digital City described in the Programming Plan, and (2) program and manage the Content on the 1-800-FLOWERS/DCI Site for distribution through Digital City. All terms and conditions of this Agreement applicable to any 1-800-FLOWERS Interactive Site shall apply to the 1-800-FLOWERS/DCI Site except as expressly otherwise stated.

                                    EXHIBIT J

             CATEGORIES OF GARDENING-RELATED ITEMS TO BE OFFERED ON
                       THE 1-800-FLOWERS AFFILIATED SITES




GARDEN

Annuals
Books/Videos related to gardening
Bulbs
Seeds
Composting
Fencing
Edging
Apparel related to gardening
Footwear related to gardening
Lawn Care
Perennials
Vines
Pest Control
Indoor Plants
Roses
Tools
Supplies related to gardening
Trees
Shrubs
Trellises
Arbors
Pottery related to gardening
Vases
Tropical Plants
Water Gardening

OUT DOOR LIVING
Birds/Nature
Doormats/Rugs
Fireplace
Furniture
Lighting

                                    EXHIBIT K

                            1-800-FLOWERS COMPETITORS


-    ***
-    ***
-    ***
-    ***
-    ***
-    ***
-    ***
-    ***
-    ***
-    ***
-    ***
-    ***
-    ***
-    ***
-    ***
-    ***
-    ***

The above entities also include any of their affiliates whose primary business is the sale of fresh-cut flowers and Plants. During the Fresh-Cut Flowers Exclusivity Period, 1-800-FLOWERS can replace any of the above entities with another entity whose primary business is the sale of fresh-cut flowers and Plants.


*** Confidential treatment has been requested for this portion pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT L

                              GARDENING COMPETITORS



-    ***
-    ***
-    ***
-    ***
-    ***
-    ***
-    ***

     The above entities also include any of their affiliates whose primary business is the sale of Gardening Products. During the Gardening Exclusivity Period, 1-800-FLOWERS can replace any of the above entities with another entity whose primary business is the sale of Gardening Products.












*** Confidential treatment has been requested for this portion pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.